Exhibit 10.13

LEASE AGREEMENT

between

NL VENTURES VII DOUGLAS, L.L.C.

as Lessor

and

GORDMANS, INC.

as Lessee

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

Section 9.15	Disclaimer of Purchase Rights	35
Section 9.16	Security Deposit	35
Section 9.17	Guaranty	36
Section 9.18	Short Form Memorandum of Lease	36
Section 9.19	Intentionally Deleted	36
Section 9.20	Brokers	36
Section 9.21	Waiver of Jury Trial	36
Section 9.22	No Partnership	37
Section 9.23	No Construction Against Drafter	37
Section 9.24	Security Interest and Security Agreement	37
Section 9.25	Characterization of Lease	38
Section 9.26	Fair Market Rental	39

EXHIBIT A	LEGAL DESCRIPTION
EXHIBIT B	PERMITTED EXCEPTIONS
EXHIBIT C	BASIC RENT SCHEDULE
EXHIBIT D	SEVERABLE PROPERTY
EXHIBIT E	COLLATERAL ACCESS AGREEMENT [FORM]
EXHIBIT F	UNION PACIFIC LEASES

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) dated as of                         , 2008, is made and entered into between NL Ventures VII Douglas, L.L.C., a Delaware limited liability company (“Lessor”), and Gordmans, Inc., a Delaware corporation (“Lessee”).

ARTICLE I

Section 1.01 Lease of Premises; Title and Condition. Upon and subject to the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises (the “Premises”) consisting of the following:

(a) those parcels of land more particularly described in Exhibit A attached hereto and made a part hereof for all purposes having the following address: 9202 F Street, Omaha, Douglas County, Nebraska 68127, together with all of Lessor’s right, title and interest, if any, in and to all easements, rights-of-way, appurtenances and other rights and benefits associated with such parcel(s) of land and to all public or private streets, roads, avenues, alleys or pass ways, open or proposed, on or abutting such parcel(s) of land (collectively, the “Land”); and

(b) all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land and all plumbing, gas, electrical, ventilating, lighting and other utility systems, ducts, hot water heaters, oil burners, domestic water systems, elevators, escalators, canopies, air conditioning systems and all other building systems and fixtures attached to or comprising a part of the buildings, including, but not limited to, all other building systems and fixtures necessary to the ownership, use, operation, repair and maintenance of the buildings, structures, fixtures, facilities, installations and other improvements of every kind, but excluding all Severable Property (as defined in Section 3.01 hereof) (each, individually, a “Building” and, collectively, the “Improvements”).

The Premises are leased to Lessee in their present condition without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, to all applicable Legal Requirements (as defined in Section 5.02(b)) now or hereafter in effect and to liens and encumbrances listed in Exhibit B attached hereto and made a part hereof (collectively, “Permitted Exceptions”) for all purposes. Lessee has examined the Premises and title to the Premises and has found all of the same satisfactory for all purposes. LESSOR LEASES AND WILL LEASE AND LESSEE TAKES AND WILL TAKE THE PREMISES “AS IS”, “WHERE-IS” and “WITH ALL FAULTS”. LESSEE ACKNOWLEDGES THAT LESSOR (WHETHER ACTING AS LESSOR HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE NOR SHALL LESSOR BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LESSOR’S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE PREMISES WITH ANY LAW; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PREMISES HAVE BEEN INSPECTED BY LESSEE AND ARE SATISFACTORY TO LESSEE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). The provisions of this paragraph have been negotiated and are intended to be a complete exclusion and negation of any warranty by Lessor, express or implied, with respect to any of the Premises, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or arising otherwise.

Section 1.02 Use. Lessee may use the Premises for any purpose allowed under zoning requirements and for no other purpose. Lessee shall not knowingly use or occupy or permit any of the Premises to be used or occupied, nor knowingly do or permit anything to be done in or on any of the Premises, in a manner which would (i) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (ii) make void or voidable, cancel or cause to be canceled or release any warranty, guaranty or indemnity running to the benefit of the Premises or Lessor, (iii) cause structural injury to any of the Improvements, (iv) constitute a public or private nuisance or waste, or (v) violate any Legal Requirements (as defined below).

Section 1.03 Term. This Lease shall be for an Interim Term, if any, beginning as of the date hereof and ending at 11:59 p.m. on the last day of the current month including the date hereof and a Primary Term of twenty (20) years beginning on December 1, 2008, and ending at 11:59 p.m. on November 30, 2028. The time period during which this Lease shall actually be in effect, including the Interim Term, the Primary Term and the Extended Term, if any, as any of the same may be terminated prior to their scheduled expiration pursuant to the provisions hereof, is referred to herein as the “Term.” The term “Lease Year” shall mean, with respect to the first Lease Year, the period commencing on the date hereof and ending at 11:59 p.m. on November 30, 2009, and each succeeding twelve (12) month period during the Term.

Section 1.04 Options to Extend the Term. Unless an Event of Default (as defined herein) has occurred and is continuing at the time any option is exercised, Lessee shall have the right and option to extend the Lease Term for four (4) additional periods of five (5) years each, each commencing immediately after the expiration of the then existing term of this Lease (an “Extended Term”), unless this Lease shall expire or be terminated pursuant to any provision hereof. Lessee shall exercise its option to extend the Term for each of the Extended Terms by giving written notice of intent to Lessor at any time not more than 24 nor less than 12 months prior to the expiration of the then existing Term or Extended Term. Upon the request of Lessor or Lessee, the parties hereto will, at the expense of the requesting party, execute and exchange an instrument in recordable form setting forth the extension of the Term in accordance with this Section 1.04. If Lessee timely and properly exercises the foregoing option(s), the Basic Rent due shall be Fair Market Rental as set forth in Section 9.26, and all other terms and conditions of this Lease shall be applicable.

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Section 1.05 Rent. In consideration of this Lease, during the Term, Lessee shall pay to Lessor the amounts set forth in Exhibit C as annual basic rent for the Premises (“Basic Rent”). Lessee shall pay Basic Rent and all other sums payable to Lessor hereunder to Lessor (or, upon Lessor’s request, to any mortgagee(s) or beneficiary(ies) identified by Lessor (whether one or more, the “Mortgagee”) under any mortgages, deeds of trust or similar security instruments creating a lien on the interest of Lessor in the Premises (whether one or more, the “Mortgage”)) by wire or ACH transfer, in immediately available funds, as follows:

The PrivateBank and Trust Company Chicago, Illinois
ABA#:	071 006 486
Account#:
Acct Name:	NL Ventures VII, L.P.
Attention:	Jake Noble (312) 564-1249,

or at such other address or to such other person as Lessor from time to time may designate. Lessor shall give Lessee not less than fifteen (15) days prior written notice of any change in the address to which such payments are to be made. If the party entitled to receive Basic Rent or such party’s address shall change, Lessee may, until receipt of notice of such change from the party entitled to receive Basic Rent or other sums payable hereunder immediately preceding such change, continue to pay Basic Rent and other sums payable hereunder to the party to which, and in the manner in which, the preceding installment of Basic Rent or other sums payable hereunder, as the case may be, was paid. Such Basic Rent shall be paid in equal monthly installments in advance on the first day of each month, except for any Basic Rent due for the rental of the Premises during the Interim Term which shall be payable in advance on or before the date hereof. Any rental payment made in respect of a period which is less than one month shall be prorated by multiplying the then applicable monthly Basic Rent by a fraction the numerator of which is the number of days in such month with respect to which rent is being paid and the denominator of which is the total number of days in such month. Lessee shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent, and other sums payable hereunder when due and payable, without notice or demand.

Section 1.06 Union Pacific Leases. Reference is hereby made to those certain agreements, attached hereto and made a part hereof as Exhibit F, related to the use of land owned by the Union Pacific Railroad Company located to the North of the Premises (“Union Pacific Leases”). The Union Pacific Leases have been assigned to Lessor. Lessor hereby grants a license to Lessee for the use of the Union Pacific Leases. In consideration for such license, Lessee hereby agrees that during the Term of this Lease and any extension thereof, Lessee shall abide by the terms and conditions of the Union Pacific Leases and shall not take or cause to be taken any actions which constitute a default under the Union Pacific Leases. Lessee shall, at its own cost and expense, fully observe, perform and comply with all of the obligations of lessee/tenant/licensee under the Union Pacific Leases, including, without limitation, the payment of all taxes, rents and/or insurance premiums due under the Union Pacific Leases, which payments Lessee shall simultaneously confirm in writing to Lessor. Lessee shall not cause, or permit its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns (whether or not permitted hereunder) to cause, whether by act or omission, any breach of, default under, or termination of, the Union Pacific Leases. As to all matters requiring the consent or approval of, or notice to, Union Pacific, Lessee shall not act without the prior written consent or approval of, or without notice to, as the case may be, Lessor.

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ARTICLE II

Section 2.01 Maintenance and Repair.

(a) Lessee acknowledges that it has received the Premises in the condition disclosed in the Property Condition Report (the “Property Condition Report”), prepared by LandAmerica Assessment Corporation and dated October 28, 2008 (LAC Project Number 08-61704.1). Lessee, at its own expense, agrees to repair or cause to be repaired all of the necessary repairs cited on Table 1 in the Property Condition Report by October 31, 2010. Unless such repair is required due to a Condemnation or Casualty, in which case Lessee’s obligations to repair will be controlled by Section 6.01 below, Lessee, at its own expense, will maintain all parts of the Premises in good repair, appearance and condition, ordinary wear and tear excepted, and will take all action and will make all structural and nonstructural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of the Premises in good repair and condition (including, but not limited to, all painting, glass, utilities, conduits, fixtures and equipment, foundation, roof, exterior walls, heating and air conditioning systems, wiring, plumbing, sprinkler systems and other utilities, and all paving, sidewalks, roads, parking areas, curbs and gutters and fences), ordinary wear and tear excepted. The necessity and adequacy of repairs shall be measured by standards that are appropriate for buildings of similar age, construction and use. Lessee, at its own expense, will retain an independent consultant reasonably approved by Lessor to conduct annual inspections of the roof and the heating and air conditioning systems of the Premises and to provide Lessee and Lessor with a written report of its findings. Lessee shall promptly cause a licensed contractor to perform any recommended or necessary repairs or maintenance measures reflected in such report. Lessor, its contractors, subcontractors, servants, employees and agents, shall have the right to enter upon the Premises with at least forty-eight (48) hours prior notice and escort by Lessee (except in the event of an emergency, in which case no notice shall be required) to inspect same to ensure that all parts of the Premises are maintained in good repair and condition, ordinary wear and tear excepted, and Lessee shall not be entitled to any abatement or reduction in rent by reason thereof. Lessor shall not be required to maintain, repair or rebuild all or any part of the Premises. Lessee waives the right to require Lessor to maintain, repair or rebuild all or any part of the Premises or make repairs at the expense of Lessor pursuant to any Legal Requirements, agreement, contract, covenant, condition or restrictions at any time.

(b) If all or any part of the Improvements shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions affecting the Premises or any part thereof, or shall hinder, obstruct or impair any easement or right-of-way to which the Premises are subject, or any improvement located on an adjoining or adjacent property to the Premises shall encroach onto the Premises, then, if and to the extent legal action against Lessor, Lessee, or the Premises shall be threatened, or Lessor shall suffer a material and adverse economic loss as a result thereof, promptly after written request of Lessor (unless such encroachment, violation, hindrance, obstruction or impairment is a Permitted Exception) or of any person so affected, Lessee shall, at its expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom or (ii) if Lessor consents thereto, make such changes, including alteration or removal, to the Improvements and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments. To the extent any easements are, in Lessee’s good faith judgment, necessary for Lessee’s use and occupancy of the Premises as contemplated by this Lease, upon Lessee’s written request for consent, Lessor will reasonably consent to same and execute such easements. Notwithstanding the foregoing, Lessor acknowledges that it purchased the Premises subject to that certain fence and stoop encroachment and that certain curb and gutter paving encroachment, both disclosed by an ALTA/ACSM survey made by Louis Surveying on July 22, 2008, last revised September 4, 2008, entitled “RGHP Properties, L.L.C.” Accordingly, Lessor will not require Lessee to take any corrective action with regard to said encroachments.

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Section 2.02 Alterations, Replacements and Additions. Lessee may, at its expense, make additions to and alterations of the Improvements, and construct additional Improvements, provided that (i) the fair market value, the utility, the square footage or the useful life of the Premises shall not be lessened thereby, (ii) such work shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder, and (iii) no Event of Default exists. No structural alterations which cost in excess of $500,000 shall be made to the Improvements or structural demolitions conducted in connection therewith unless Lessee shall have obtained Lessor’s consent and furnished Lessor with such surety bonds or other security acceptable to Lessor as shall be reasonably acceptable to Lessor (but in no event greater than the cost of such alterations or demolitions). Cosmetic, interior or nonstructural alterations (including demolition or construction of interior demising walls that are non-structural and non load-bearing) and structural alterations which cost less than $500,000 shall not require prior written consent from Lessor or Mortgagee, but written notice to Lessor shall be given. All additions and alterations of the Premises, without consideration by Lessor, shall be and remain part of the Premises (not subject to removal upon termination) and the property of Lessor and shall be subject to this Lease. To the extent that Lessor shall fail to respond to any request for consent by Lessee pursuant to this Section 2.02 within fifteen (15) days after receipt of such request, Lessee may make a second request for consent. If such second request states on its face that the consent of Lessor will be deemed given if not responded to within fifteen (15) days after receipt of such second request, Lessor’s consent will be deemed given fifteen (15) days after Lessor receives such second request.

ARTICLE III

Section 3.01 Severable Property. Lessee may, at its expense, install, assemble or place on the Premises and remove and substitute any severable property used or useful in Lessee’s business, all as more particularly described in Exhibit D attached hereto and made a part hereof for all purposes (collectively, the “Severable Property”), and all such Severable Property shall be and remain the property of Lessee unless abandoned. Upon the written request of Lessee, Lessor will subordinate any of its claims or interests in the Severable Property to the lienholders or lessors of such Severable Property and provide a collateral access agreement substantially in the form attached hereto and made a part hereof for all purposes as Exhibit E.

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Section 3.02 Removal. Lessee may remove the Severable Property at any time during the Term. Any of Lessee’s Severable Property not removed by Lessee prior to the expiration of this Lease or thirty (30) days after an earlier termination shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without obligation to account therefore; provided, that Lessee may extend such thirty (30) day period of time by an additional thirty (30) days upon payment to Lessor of Basic Rent and additional rent for such additional thirty (30) day period. Lessee will repair at its expense all damage to the Premises necessarily caused by the removal of Lessee’s Severable Property, whether effected by Lessee or by Lessor.

Section 3.03 License of Incidental Rights. During the Term, Lessor hereby grants a license to Lessee for the use of the “Incidental Rights,” “Plans” and “Property Agreements” that were conveyed to Lessor by and as defined in that certain Bill of Sale and Assignment of Incidental Rights and Plans of even date herewith.

ARTICLE IV

Section 4.01 Lessee’s Assignment and Subletting. Lessee may, for its own account, assign this Lease or sublet all or any part of the Premises for the Term of this Lease so long as no Event of Default shall then exist hereunder and Lessee shall have obtained Lessor’s and, if Mortgagee shall require, such Mortgagee’s prior written consent to such assignment or sublease. Any transfer of all or substantially all of the assets or stock of Lessee, any merger of Lessee into another entity or of another entity into Lessee, or any transfer occurring by operation of law shall be deemed to constitute an assignment by Lessee of its interest hereunder for the purposes hereof (collectively, “Deemed Assignments”). Lessor’s and Mortgagee’s, if applicable, determination as to whether or not to consent to any proposed assignment or sublease will be made in Lessor’s or Mortgagee’s commercially reasonable discretion taking into account, among other factors, the following: (i) the business reputation and credit-worthiness of the proposed subtenant or assignee, (ii) the intended use of the Premises by the proposed subtenant or assignee, (iii) the nature of the business conducted by such subtenant or assignee and whether such business would be deleterious to the condition or reputation of the Premises or Lessor, (iv) the estimated pedestrian and vehicular traffic in and about the Premises that would be generated by the proposed subtenant or assignee, and (v) whether the proposed subtenant or assignee is a department, representative, agency or instrumentality of any governmental body, foreign or domestic. If Lessor or Mortgagee fails to respond to Lessee’s request for consent to a proposed assignment or sublease within fifteen (15) business days following Lessee’s delivery of such request, such request shall be deemed to have been approved by Lessor or Mortgagee, as applicable. Each such assignment or sublease shall expressly be made subject to the provisions hereof, except to the extent the assignment is a Deemed Assignment and no formal assignment document is necessary. No such assignment or sublease shall modify or limit any right or power of Lessor hereunder or affect or reduce any obligation of Lessee hereunder, and all such obligations shall be those of Lessee and shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no subletting or assignment had been made, such liability of the Lessee named herein to continue notwithstanding any subsequent modifications or amendments of this Lease; provided, however, that (other than with respect to any modifications required by law or on account of bankruptcy or insolvency) if any modification or amendment is made without the consent of Lessee named herein, such modification or amendment shall be ineffective as against Lessee named herein to the extent, and only to the extent, that the same shall increase the obligations of Lessee, it being expressly agreed that Lessee named herein shall remain liable to the full extent of this Lease as if such modification had not been made. Except as otherwise provided in this Lease, neither this Lease nor the Term hereby demised shall be mortgaged by Lessee, nor shall Lessee mortgage or pledge its interest in any sublease of the Premises or the rentals payable thereunder. Any sublease made otherwise than as expressly permitted by this Section 4.01 and any assignment of Lessee’s interest hereunder made otherwise than as expressly permitted by this Section 4.01 shall be void. Nothing in this Lease is intended to permit, nor shall it allow, Lessee to transfer its interest under this Lease as a part of a fraud or subterfuge to intentionally avoid its obligations under this Lease, and any such transfer shall be void ab initio.

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Section 4.02 Transfer by Lessor. Lessor shall be free to transfer its fee interest in the Premises or any part thereof or interest therein, subject, however, to the terms of this Lease. Any such transfer shall relieve the transferor of all liability and obligation hereunder (to the extent of the interest transferred) accruing after the date of the transfer and any transferee shall be bound by the terms and provisions of this Lease. Lessor shall notify Lessee in writing of such transfer.

Section 4.03 Assignment/Subletting Exceptions. Notwithstanding the provisions of Section 4.01, Lessee shall have the right to assign its interest in this Lease or sublet all or any portion of the Premises at any time without the consent of Lessor or Mortgagee to (i) the surviving entity of any merger or consolidation between Lessee and its parent, (ii) any Affiliate of Lessee, or (iii) to any person or entity who purchases substantially all of the assets or stock of or merges with or into Lessee, so long as any proposed assignee or sublessee has a tangible net worth equal to or greater than $15,000,000.00, as shown on such prospective assignee’s or sublessee’s balance sheet prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”) as of the date of such assignment or subletting. The purchase and sale of Lessee’s stock as part of an initial public offering shall not be deemed to constitute an assignment by Lessee of its interest hereunder. Provided, however, the exceptions afforded Lessee above in this Section shall be conditioned on the following:

(a) Lessee is not then in default beyond applicable notice and cure periods hereunder;

(b) Lessor is provided written notice of such proposed assignment or subletting at least seven (7) days prior to effectuating same and Lessor is provided a copy of the documents evidencing such proposed assignment or sublease (except to the extent the assignment is a Deemed Assignment and no formal assignment document is necessary, in which case Lessee shall provide to Lessor an affidavit of the president or a vice president of Lessee, stating that (1) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder, or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Lessee has taken or proposes to take with respect thereto and (2) a Deemed Assignment has occurred and no formal documentation of the assignment exists);

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(c) Any subletting or assignment of the Premises shall be subject to the terms of this Lease and Lessee shall (except as otherwise provided herein) remain liable hereunder, as same may be amended from time to time;

(d) Each sublease shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Lessor hereunder; (iii) that any security deposit paid by sublessee shall be pledged to Lessor subject to the terms of the sublease and subject to Lessee’s right to apply the security deposit in accordance with the sublease; and (iv) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor’s option, attorn to Lessor and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease;

(e) Lessee agrees to pay, or to cause the assignee or sublessee, as applicable, to pay, on behalf of Lessor any and all actual, reasonable out-of-pocket costs of Lessor, including reasonable attorneys’ fees paid or payable to outside counsel, incurred as a result of such subletting or assignment, up to a maximum of $1,500 per assignment or sublease. Further, Lessee agrees that Lessor shall in no event be liable for any leasing commissions, finish-out costs, rent abatements or other costs, fees or expenses incurred by Lessee in subleasing or assigning or seeking to sublease or assign its leasehold interest in the Premises, and Lessee agrees to indemnify, defend and hold harmless Lessor and its partners, and their respective officers, directors, shareholders, agents, employees and representatives from, against and with respect to any and all such commissions, costs, fees and expenses; and

(f) Such assignee agrees in writing to honor and perform all of the obligations of Lessee hereunder from and after the date of such assignment, except to the extent the assignment is a Deemed Assignment and no formal assignment document is necessary.

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Section 4.04 Leasehold Mortgage. Notwithstanding the provisions of Section 4.01, Lessee shall have the right, without Lessor’s or Mortgagee’s consent, to collaterally assign, pledge and/or mortgage all of Lessee’s rights and interests under this Lease, its interest in any sublease of the Premises, or the rentals payable thereunder, to any provider of construction, interim, or long-term financing, or any refinancing thereof, and any trustee or agent acting on their behalf (“Lessee Lenders”) as security for Lessee’s obligations under all documents and instruments evidencing, guaranteeing or executed by Lessee in connection with any said financing (“Financing Documents”), on the condition that (i) said Lessee Lenders are investors customarily in the business of making loans, (ii) Lessee is limited to one mortgagee, assignee or pledgee at a time, (iii) Lessor obtains copies of all Financing Documents, (iv) that any assignees or subtenants shall not have such right to mortgage, assign or pledge this Lease, except to the extent the assignment is a Deemed Assignment, (v) that any proposed purchaser at foreclosure or grantee in lieu of foreclosure, or a guarantor of its obligations hereunder, meet the requirements to permit Lessee to be released from liability under this Lease, as set forth in Section 4.05 above, (vi) the Financing Documents not alter any terms of this Lease (including use of the Net Proceeds), (vii) any assignee, purchaser at foreclosure or grantee in lieu of foreclosure shall restore the Security Deposit, (viii) the Lessee Lenders have no greater rights for notice and cure of Lessee Events of Default except as otherwise set forth in this Lease, and (ix) there be no uncured Event of Default hereunder. In the event of such a collateral assignment, pledge and/or mortgage and upon occurrence of an Event of Default by Lessee under this Lease or the Financing Documents, as the case may be, the Lessee Lenders shall have the right (but not the obligation) to assume, all of the rights, interests and obligations of Lessee thereafter arising under this Lease. Lessor or Lessee, upon request of the other, shall promptly execute and deliver to the requesting party, and/or Lessee Lenders or Mortgagee, a written consent to any such collateral assignment, pledge and/or mortgage of this Lease and such written certificates as to the due authorization, execution and delivery by the executing party, and enforceability against Lessor or Lessee of this Lease as Lessor or Lessee and/or Lessee Lenders and Mortgagee may reasonably request; provided, however, in no event and under no circumstances shall any assignment, pledge or mortgage of Lessee’s rights and interests under this Lease to Lessee Lenders be superior to any pledge or mortgage of the Premises by Lessor to Mortgagee or to a pledge or grant of the Lease to Mortgagee as security for said financing or refinancing, and, accordingly, Lessee acknowledges that any assignment, pledge and/or mortgage of this Lease to Lessee Lenders will be subordinate to Lessor’s financing and the rights thereunder, whether entered into now or at any time in the future. Notwithstanding the foregoing, whenever Lessor shall send notice of default to Lessee, Lessor shall, at such time, also send notice of such default to Lessee Lenders (if adequate contact information has been provided to Lessor) in the same manner as notices are required hereunder and Lessee Lenders shall have the same period in which to cure as does Lessee plus five (5) days.

For the purposes of this Section, “Affiliate” shall be defined as with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, and shall include the spouse of any natural person. The term “control” and any derivatives thereof shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. “Person” shall mean an individual, partnership, association, corporation or other entity.

Section 4.05 Release of Liability. Anything in this Lease to the contrary notwithstanding, if an assignee of this Lease at the time of the assignment (a)(i) is a purchaser of all or substantially all of the assets of Lessee and (ii) has, or whose guarantor has, a tangible net worth, taking into account the assignment, equal to or greater than $15,000,000, as determined in accordance with GAAP, and (b) agrees in writing to assume and perform all of the obligations of Lessee hereunder from and after the date of such assignment, Lessee shall be released from any and all liability under this Lease if Lessee provides to Lessor notice thereof, along with a copy of such assignment, and an officer’s certificate of Lessee certifying, if applicable, that the aforesaid conditions for release of Lessee from liability have been satisfied, along with supporting documentation, all of which shall be satisfactory in Lessor’s reasonable discretion.

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Section 4.06 Non-Disturbance of Subtenants. In the event Lessee shall sublet more than twenty five percent (25%) of the net rentable area of the Improvements pursuant to the terms of this Lease to one subtenant, upon the request of Lessee from time to time, if (a) the terms of said sublease were negotiated on an arm’s length basis with a third party not affiliated with Lessee; (b) the base minimum rent per square foot of the portion of the Premises sublet for the term of such sublease is equal to or greater than the Basic Rent; (c) the terms of the sublease shall have substantially the same terms and conditions as this Lease, including, without limitation, the same lease term, rent escalations, covenants, indemnifications, escrows and reserves and financial reporting requirements (except for such provisions which by their terms are not applicable to such Premises sublet) and shall not create, if Lessor were to assume the obligations of the sublandlord under the sublease, any obligations or liabilities that Lessor does not have under this Lease; (d) the tenant under the sublease at the time of the sublease has a tangible net worth of at least Seven Million Five Hundred Thousand Dollars ($7,500,000), provided that Lessee may satisfy such condition by providing or causing to be provided, a guaranty (in form and substance reasonably acceptable to and approved by Lessor in writing, such approval not to be unreasonably withheld or delayed) from an entity that meets the foregoing requirements), (e) the subleased premises shall be of such configuration as to not (i) unreasonably interfere with future leasings of the remainder of the Premises or (ii) diminish the fair market rental value of the remainder of the Premises, (f) the sublease contains no other material provisions that (i) benefit the subtenant and are unusual for a “market” sublease of the type in question and (ii) are materially adverse to a landlord, and (g) Lessee provides Lessor with an officer’s certificate of Lessee certifying compliance with the criteria in subsections (a) through (f), and attaching a schedule of rent calculations and other details supporting the certifications, then Lessor shall execute and deliver to such subtenant a written agreement in commercially reasonable form (an “NDA”), to the effect that, notwithstanding the termination of this Lease or Lessee’s possessory and other rights and obligations under this Lease by Lessor, so long as such subtenant shall continue to observe and perform all of its obligations under the sublease, such subtenant and the rights of subtenant under any sublease shall be recognized and not be disturbed by Lessor but shall continue in full force and effect, Lessor shall assume the obligations of the landlord under the sublease and any Event of Default under this Lease not caused by the subtenant shall not apply to any such sublease. For avoidance of doubt, the payment by Lessee to a subtenant of a tenant allowance at the execution of the sublease shall not be considered unusual provided, however, Lessor shall not be required to assume any obligations of Lessee with respect to any tenant allowance payments. In the event of a termination of this Lease, any sublease for which a NDA has been executed and delivered by Lessor shall continue in full force and effect as a direct lease between Lessor and subtenant. Lessor agrees to execute, and to use commercially reasonable efforts to cause its Mortgagee to execute, such other documentation as may be reasonably required to effectuate the non-disturbance contemplated herein.

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ARTICLE V

Section 5.01 Net Lease.

(a) It is expressly understood and agreed by and between the parties that this Lease is an absolute net lease, and the Basic Rent and all other sums payable hereunder to or on behalf of Lessor shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction or defense.

(b) Except as otherwise expressly provided in this Lease, this Lease shall not terminate, nor shall Lessee have any right to terminate this Lease or be entitled to the abatement of any rent or any reduction thereof, nor shall the obligations hereunder of Lessee be otherwise affected, by reason of any damage to or destruction of all or any part of the Premises from whatever cause, the taking of the Premises or any portion thereof by condemnation or otherwise, the prohibition, limitation or restriction of Lessee’s use of the Premises, any latent or other defect in any of the Premises, the breach of any warranty of any seller or manufacturer of any of the Improvements or Severable Property, the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Lessor, the exercise of any remedy, including foreclosure, under any mortgage or collateral assignment, any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Lessor, any trustee, receiver or liquidator of Lessor or any court under the Federal Bankruptcy Code or otherwise, and market or economic changes, or interference with such use by any private person or corporation, or by reason of any eviction by paramount title resulting by a claim from Lessor’s predecessor in title, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the rent and all other charges payable hereunder to or on behalf of Lessor shall continue to be payable in all events and the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease. Nothing contained in this Section 5.01 shall be deemed a waiver by Lessee of any rights that it may have to bring a separate action with respect to any default by Lessor hereunder or under any other agreement.

(c) The obligations of Lessee hereunder shall be separate and independent covenants and agreements. Lessee covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Lessee will not take any action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor or any assignee of Lessor in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Lessor or of any assignee of Lessor in any such proceeding or by any court in any such proceeding.

(d) Except as otherwise expressly provided in this Lease, or if Lessor breaches the covenant of quiet enjoyment under this Lease, Lessee waives all rights now or hereafter conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the rent, or any other sums payable hereunder to or on behalf of Lessor, regardless of whether such rights shall arise from any present or future constitution, statute or rule of law.

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Section 5.02 Taxes and Assessments; Compliance With Law.

(a) Lessee shall pay, as additional rent, prior to delinquency, the following (collectively, “Taxes”): (i) all taxes, assessments, levies, fees, water and sewer rents and charges and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term imposed or levied upon or assessed against or which arise with respect to (A) the Premises, (B) any Basic Rent, additional rent or other sums payable hereunder, (C) this Lease or the leasehold estate hereby created or (D) the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account deductions with respect to depreciation, interest, taxes or ordinary and necessary business expenses, in each case relating to the Premises) imposed or levied upon, assessed against or measured by any Basic Rent, additional rent or other sums payable hereunder; (iii) all sales, value added, ad valorem, use and similar taxes at any time levied, assessed or payable on account of the leasing, operation, possession or use of the Premises; and (iv) all charges of utilities, communications and similar services serving the Premises. Notwithstanding the foregoing, “Taxes,” as used herein, shall not include, and Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income, capital gains or similar tax of or on Lessor unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this Section 5.02(a); provided, however, that if, at any time during the Term, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Lessor a capital levy or other tax directly on the rents received therefrom, or upon the value of the Premises or any present or future improvement or improvements on the Premises, then all such levies and taxes or the part thereof so measured or based shall be included in the term “Taxes” and payable by Lessee, and Lessee shall pay and discharge the same as herein provided. Lessee will furnish to Lessor, promptly after request therefor, proof of payment of all items referred to above which are payable by Lessee. If any such assessment may legally be paid in installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which become due and payable with respect to any tax period occurring in whole or in part during the Term hereof; provided, however, that all amounts referred to in this Section 5.02(a) for the fiscal or tax year in which the Term shall expire shall be apportioned so that Lessee shall pay those portions thereof which correspond with the portion of such year as are within the Term hereby demised.

(b) Except with respect to environmental, safety and health matters (which are the subject of Section 5.06 below), Lessee shall comply with and cause the Premises to comply with and shall assume all obligations and liabilities with respect to (i) all laws, ordinances and regulations and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, whether or not presently contemplated (collectively, “Legal Requirements”), as applied to the Premises or the ownership, operation, use or possession thereof, including, but not limited to, maintaining an adequate number of vehicular parking spaces, and (ii) all contracts, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), agreements, covenants, conditions and restrictions now or hereafter applicable to the Premises or the ownership, operation, use or possession thereof (other than covenants, conditions and restrictions imposed by Lessor subsequent to the date of this Lease without the consent of Lessee), including, but not limited to, all such Legal Requirements, contracts, agreements, covenants, conditions and restrictions which require structural, unforeseen or extraordinary changes; provided, however, that, with respect to any of the obligations of Lessee in clause (ii) above which are not now in existence, Lessee shall not be required to so comply unless Lessee is either a party thereto or has given its written consent thereto, or unless the same is occasioned by Legal Requirements or Lessee’s default (including any failure or omission by Lessee) under this Lease. Nothing in clause (ii) of the immediately preceding sentence or the following sentence shall modify the obligations of Lessee under Section 5.04 of this Lease.

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(c) On the date hereof and promptly after any future date on which the Taxes are increased by an applicable taxing authority, Lessee shall pay to Lessor that amount necessary to ensure there will be on deposit with Lessor an amount which when added to the Tax Escrow Payments will result in there being an amount on deposit sufficient to pay the Taxes at least two (2) months prior to the due date thereof (“Initial Tax Escrow Payment”). Thereafter, Lessee shall, in addition to and concurrently with the payment of Basic Rent as required in Section 1.05 hereof, pay one-twelfth of the amount (as reasonably estimated by Lessor) of the annual Taxes (each such payment, a “Tax Escrow Payment,” and together with the Initial Tax Escrow Payment, hereinafter collectively referred to as the “Tax Escrow Payments”) next becoming due and payable with respect to the Premises. Lessee shall also pay to Lessor within fifteen (15) days after demand therefor the amount by which the actual Taxes exceed the payment by Lessee required in this subsection. Notwithstanding anything to the contrary contained in this Lease, so long as Lessee shall have complied with its obligations under this Section 5.02(c), Lessor shall be solely liable for the application of the Tax Escrow Payments to the actual payment of Taxes as and when the same become due. Any excess Tax Escrow Payments remaining at the expiration of the Term shall be refunded to Lessee.

Section 5.03 Liens. Lessee will remove and discharge any charge, lien, security interest or encumbrance upon the Premises or upon any Basic Rent, additional rent or other sums payable hereunder which arises for any reason, including, without limitation, all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Lessee or for the Premises, but not including (i) the Permitted Exceptions, (ii) this Lease and any assignment hereof or any sublease permitted hereunder and (iii) any mortgage, charge, lien, security interest or encumbrance created or caused by or through Lessor or its agents, employees or representatives. Lessee may provide a bond or other security reasonably acceptable to Lessor (but in no event greater in amount than the amount of such encumbrance) to remove or pay all costs associated with the removal of any such lien, provided the conditions of Section 5.05 shall be satisfied. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance (on behalf of or for the benefit of Lessor) by any contractor, laborer, materialman or vendor, of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR WILL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING AN INTEREST IN THE PREMISES OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PREMISES UNLESS BY OR THROUGH LESSOR OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES.

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Section 5.04 Indemnification.

(a) Except with respect to Environmental Losses (which are the subject of Section 5.06 below), and except to the extent arising from any negligent act or omission of any Indemnified Party while physically upon the Premises, and except for gross negligence or willful misconduct of any Indemnified Party (as defined herein), Lessee shall defend all actions against Lessor and any partner, officer, director, member, employee or shareholder of the foregoing (collectively, “Indemnified Parties”), with respect to, and shall pay, protect, indemnify and save harmless the Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on or about the Premises, or connected with the use, condition or occupancy of any thereof, (ii) an Event of Default by Lessee under this Lease, (iii) use, act or omission of Lessee or its agents, contractors, licensees, sublessees or invitees, (iv) contest referred to in Section 5.05 of this Lease, (v) liens against the Premises in violation of Section 5.03 of this Lease, and (vi) obligations and/or indemnities that arise under the Union Pacific Leases. LESSEE UNDERSTANDS AND AGREES THAT THE FOREGOING INDEMNIFICATION OBLIGATIONS OF LESSEE ARE EXPRESSLY INTENDED TO AND SHALL INURE TO THE BENEFIT OF THE INDEMNIFIED PARTIES EVEN IF SOME OR ALL OF THE MATTERS FOR WHICH SUCH INDEMNIFICATION IS PROVIDED ARE CAUSED OR ALLEGED TO HAVE BEEN CAUSED BY THE SOLE, SIMPLE, JOINT OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES, BUT NOT TO THE EXTENT CAUSED BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PARTY WHILE PHYSICALLY UPON THE PREMISES OR THE INDEMNIFIED PARTIES’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The obligations of Lessee under this Section 5.04 shall survive any termination, expiration, rejection in bankruptcy, or assumption in bankruptcy of this Lease.

(b) The rights and obligations of Lessor and Lessee with respect to claims by Lessor against Lessee brought pursuant to this Section 5.04 and Section 5.06 shall be subject to the following conditions:

(i) If Lessor receives notice of the assertion of any claim in respect of which it intends to make an indemnification claim under this Section 5.04 or Section 5.06, Lessor shall promptly provide written notice of such assertion to Lessee; provided that failure of Lessor to give Lessee prompt notice as provided herein shall not relieve Lessee of any of its obligations hereunder, except to the extent the Lessee is prejudiced by such failure. The notice shall describe in reasonable detail the nature of the claim and the basis for an indemnification claim under Section 5.04 or Section 5.06, and shall be accompanied by all papers and documents which have been served upon Lessor and such other documents and information as may be appropriate to an understanding of such claim and the liability of Lessee to indemnify Lessor hereunder. Except as required by law, the Lessor shall not answer or otherwise respond to such claim or take any other action which may prejudice the defense thereof unless and until Lessee has been given the opportunity to assume the defense thereof as required by this Section 5.04 and refused to do so.

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(ii) Upon receipt of an indemnification notice under this Section 5.04, the Lessee shall have the right, but not the obligation, to promptly assume and take exclusive control of the defense, negotiation and/or settlement of such claim; provided, however, that if the representation of both parties by Lessee would be inappropriate due to actual or potential differing interests between them, then the Lessee shall not be obligated to assume such defense, but such conflict shall not lessen Lessee’s indemnity obligation hereunder. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Lessor shall have the right to select counsel, and the cost of such counsel shall be paid by Lessee. The parties acknowledge that, with respect to claims for which insurance is available, the rights of the parties to select counsel for the defense of such claims shall be subject to such approval rights as the insurance company providing coverage may have.

(iii) The party controlling the defense of a claim shall keep the other party reasonably informed at all stages of the defense of such claim. The party not controlling the defense of any claim shall have the right, at its sole cost and expense, to participate in, but not control, the defense of any such claim. Each party shall reasonably cooperate with the other in the defense, negotiation and/or settlement of any such claim. In connection with any defense of a claim undertaken by Lessee, Lessor shall provide Lessee, and its counsel, accountants and other representatives, with reasonable access to relevant books and records and make available such personnel of Lessor as Lessee may reasonably request.

Section 5.05 Permitted Contests.

(a) Lessee, at its expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, any Legal Requirements with which Lessee is required to comply pursuant to Section 5.02(b) or any Environmental Law under Section 5.06, or the amount or validity or application, in whole or in part, of any tax, assessment or charge which Lessee is obligated to pay or any lien, encumbrance or charge not permitted by Sections 2.01, 2.02, 5.02(a), 5.03 and 6.01, provided that unless Lessee has already paid such tax, assessment or charge (i) the commencement of such proceedings shall suspend the enforcement or collection thereof against or from Lessor and against or from the Premises, (ii) neither the Premises nor any rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost, (iii) Lessee shall have furnished such security, if any, as may be required in the proceedings and as may be reasonably required by Lessor, and (iv) if such contest be finally resolved against Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon. Lessor, at Lessee’s expense, shall execute and deliver to Lessee such authorizations and other documents as reasonably may be required in any such contest. Lessee shall indemnify and save Lessor harmless against any cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom. Notwithstanding any other provision of this Lease to the contrary, Lessee shall not be in default hereunder in respect to the compliance with any Legal Requirements with which Lessee is obligated to comply pursuant to Section 5.02(b), any Environmental Law under Section 5.06, or in respect to the payment of any tax, assessment or charge which Lessee is obligated to pay or any lien, encumbrance or charge not permitted by Section 2.01, 2.02, 5.02(a), 5.03 and 6.01 which Lessee is in good faith contesting.

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(b) Without limiting the provisions of Section 5.05(a), so long as no Event of Default exists and the conditions set forth in Section 5.05(a) are satisfied, Lessor hereby irrevocably appoints Lessee as Lessor’s attorney-in-fact solely for the purpose of prosecuting a contest of any tax, assessment or charge which Lessee is obligated to pay. Such appointment is coupled with an interest. Notwithstanding the foregoing appointment, if Lessee determines it to be preferable in prosecution of a contest of a tax, assessment or charge, upon Lessee’s prior request, Lessor shall execute the real estate tax complaint and/or other documents reasonably needed by Lessee to prosecute the complaint as to such tax, assessment or charge and return same to Lessee within ten (10) days. In such event, Lessee shall pay all of Lessor’s costs and expenses in connection therewith, including, without limitation, reasonable attorneys’ fees and Lessee shall arrange for preparation of such documentation at Lessee’s sole cost and expense.

Section 5.06 Environmental Compliance.

(a) For purposes of this Lease:

(i) the term “Environmental Laws” shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and all other applicable federal, state and local environmental laws, ordinances, rules, requirements, and regulations, as any of the foregoing have been or may be from time to time amended, supplemented or supplanted in each case relating to (i) the preservation or regulation of the public health, welfare or environment, (ii) the regulation or control of toxic or hazardous substances or materials, (iii) the protection of worker safety and health, or (iv) any wrongful death, personal injury or property damage that is caused by or related to the presence, growth, proliferation, reproduction, dispersal, or contact with any biological organism or portion thereof (living or dead), including molds or other fungi, bacteria or other microorganisms or any etiologic agents or materials; and

(ii) the term “Regulated Substance” shall mean any substances or materials as to which liability or standards of conduct are now or may hereafter be imposed pursuant to any Environmental Laws, and shall include (A) mold, fungi, bacteria or other biological or etiological agent, and (B) any material now or hereafter defined in any Environmental Law as a “regulated substance,” “pesticide,” “hazardous substance” or “hazardous waste” or included in any similar or like classification or categorization thereunder.

(b) Lessee shall:

(i) (A) not cause or permit any Regulated Substance to be placed, held, located, released, transported or disposed of on, under, at or from the Premises in violation of Environmental Laws and in a manner adversely impacting the Premises or the value thereof (“Regulated Substance Contamination”), and (B) comply with and cause the Premises to comply with all Environmental Laws, except in either case as otherwise set forth herein;

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(ii) contain at or remove from the Premises, or perform any other necessary remedial action regarding, any Regulated Substance Contamination if, as and when such containment, removal or other remedial action is required under any Environmental Laws (“Remedial Action”), which Remedial Action shall be conducted in compliance with all Environmental Laws and shall utilize the lowest cost commercially reasonable cleanup standards available under Environmental Laws applicable to and consistent with current uses of the Premises (including the use of institutional controls and risk-based cleanup standards to the extent not unreasonably interfering with current uses of the Premises);

(iii) provide Lessor with written notice (and a copy as may be applicable) of any of the following promptly after Lessee’s receipt thereof: (A) Lessee’s obtaining knowledge or notice of the presence, or any actual or threatened release, of any Regulated Substance Contamination materially adversely affecting the Premises; (B) Lessee’s receipt or submission, or Lessee’s obtaining knowledge or notice of any report, citation, notice of violation or other communication from or to any federal, state or local governmental or quasi-governmental authority regarding any Regulated Substance Contamination materially adversely affecting the Premises; (C) Lessee’s obtaining knowledge or notice of the incurrence of any cost or expense by any federal, state or local governmental or quasi-governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Regulated Substance Contamination materially adversely affecting the Premises, or (D) Lessee’s obtaining knowledge or notice of the filing or recording of any lien on the Premises or any portion thereof in connection with any such Remedial Action or Regulated Substance Contamination materially adversely affecting the Premises; and

(iv) indemnify, defend and save harmless the Indemnified Parties and Mortgagee from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments suffered or incurred by the Indemnified Parties and Mortgagee, in each case, which arise under the Union Pacific Leases or any Environmental Laws and relate to Regulated Substances Contamination affecting the Premises (collectively, “Environmental Losses”); provided however, that Lessee shall have no liability or obligation hereunder with respect to any such Environmental Losses to the extent: (A) caused or permitted by or through Lessor, Mortgagee, or their agents, employees or representatives; or (B) arising in connection with facts, event or conditions solely and completely occurring after the later to occur of (i) Lessee’s surrender of the Premises, or (ii) the date of expiration or earlier termination of this Lease. The indemnity contained in this Section 5.06 shall survive the expiration or earlier termination of this Lease, unless at such time Lessee provides Lessor an Initial Site Assessment (as defined below) acceptable to Lessor showing the Premises to be free of Regulated Substances Contamination. LESSEE UNDERSTANDS AND AGREES THAT THE FOREGOING INDEMNIFICATION OBLIGATIONS OF LESSEE ARE EXPRESSLY INTENDED TO AND SHALL INURE TO THE BENEFIT OF THE INDEMNIFIED PARTIES EVEN IF SOME OR ALL OF THE MATTERS FOR WHICH SUCH INDEMNIFICATION IS PROVIDED ARE CAUSED OR ALLEGED TO HAVE BEEN CAUSED BY THE SOLE, SIMPLE, JOINT OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES, BUT NOT TO THE EXTENT CAUSED BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PARTY WHILE PHYSICALLY UPON THE PREMISES OR THE INDEMNIFIED PARTIES’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The obligations of Lessee under this Section 5.06 shall survive any termination, expiration, rejection in bankruptcy, or assumption in bankruptcy of this Lease, except as otherwise provided herein.

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(c) In connection with any Regulated Substance Contamination, where otherwise required by Environmental Laws or ordered by a governmental authority, or upon Lessor’s reasonable cause to believe Regulated Substance Contamination is present at the Premises and prior written notice from Lessor stating in reasonable detail such cause, Lessee shall either (i) conduct Remedial Action or otherwise address the condition in accordance with Environmental Laws, or at Lessee’s option (ii) retain qualified environmental consultants solely acceptable to Lessor (“Site Reviewers”) to visit the Premises and perform an initial environmental site assessment, which assessment shall not include any invasive testing or sampling unless expressly required under Environmental Laws (“Initial Site Assessment”) on the Premises for the purpose of determining whether there exists on the Premises any Regulated Substance Contamination or any other condition which could reasonably be expected to materially adversely affect the value of the Premises. In the event, based on the Initial Site Assessment, Remedial Action is required under Environmental Laws or additional investigation is required in connection with such Remedial Action, Lessee shall either (i) conduct Remedial Action or otherwise address the condition in accordance with Environmental Laws, or at Lessee’s option (ii) conduct such additional investigations, which may include both above and below the ground environmental testing for violations of Environmental Laws (“Phase II Site Assessment”). In the event, based on the Phase II Site Assessment, Remedial Action is required under Environmental Laws, Lessee shall conduct Remedial Action or otherwise address the condition in accordance with Environmental Laws. Lessee shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Initial Site Assessment and Phase II Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting an Initial Site Assessment and/or a Phase II Site Assessment shall be paid by Lessee.

(d) Notwithstanding any other provision in this Lease, if a Remedial Action is required and the Term would otherwise terminate or expire, and the Premises cannot be rented to another lessee on commercially reasonable terms during the Remedial Action, then, at the option of Lessor, the Term shall be automatically extended beyond the date of termination or expiration and this Lease and shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of the Remedial Action in accordance with applicable Environmental Laws, or (ii) the date specified in a written notice from Lessor to Lessee terminating this Lease; provided however, that for the purposes of this sentence only, “Remedial Action” and “completion of the Remedial Action” shall not include any monitoring of groundwater (including any remedial plans involving only monitored natural attenuation) or long-term operation and maintenance of groundwater treatment equipment or other remedial or monitoring systems after the expiration or termination of the Term.

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(e) If, after 30 days prior written notice from Lessor, Lessee fails to conduct any required Initial Site Assessment or Phase II Site Assessment or to take such Remedial Action as specified in this Lease, Lessor shall have the right (but no obligation) to retain Site Reviewers to perform such Initial Site Assessment or Phase II Site Assessment or to take such Remedial Action as Lessor shall reasonably deem necessary to comply with Environmental Laws. All reasonable expenses incurred by Lessor in connection therewith, including, without limitation, attorneys’ fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings), shall constitute additional rent under this Lease and shall be paid by Lessee to Lessor upon demand.

(f) All future subleases or concession agreements permitted by this Lease relating to the Premises entered into by Lessee and any third party shall, to the extent applicable, contain covenants of the other party not to knowingly at any time (i) cause any violation of Environmental Laws to occur or (ii) permit any person occupying the Premises through said subtenant or concessionaire to knowingly cause any violation of Environmental Laws to occur.

(g) Notwithstanding any other provision of this Lease, Lessor may, without out-of-pocket expense to Lessee, retain Site Reviewers to conduct a Phase I Site Assessment on the Premises for the benefit of any potential purchaser or Mortgagee which Phase I Site Assessment shall meet ASTM Standard E 1527-05, or other appropriate standard consistent with then current industry practices.

(h) Notwithstanding any other provision of this Lease to the contrary, Lessor acknowledges and is aware of the matters identified in the Phase I Environmental Site Assessment Report prepared by The Assessment Group, Inc., dated November 2008 (TAG Project Number 1108-411-1), and agrees that in no event shall the matters identified therein constitute the basis for additional investigations or corrective actions at the site, including, without limitation, any Phase II Site Assessments or Remedial Actions, unless expressly required under Environmental Laws or ordered by a governmental authority.

ARTICLE VI

Section 6.01 Condemnation and Casualty.

(a) General Provisions. Except as provided in Section 6.01(b) and (c), Lessee hereby irrevocably assigns to Lessor any award, compensation or insurance payment to which Lessee may become entitled by reason of Lessee’s interest in the Premises (i) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain (“Condemnation”) or (ii) if the Premises or any part thereof is damaged or destroyed by fire, flood or other casualty (“Casualty”). All awards, compensations and insurance payments on account of any Condemnation or Casualty are herein collectively called “Compensation.” Lessee may not unilaterally negotiate, prosecute or adjust any claim for any Compensation. Lessee must consult with and obtain Lessor’s consent thereto. If the parties are unable to so agree, then they shall appoint an entity or individual that specializes in such negotiations who shall negotiate, prosecute and adjust a claim for Compensation. Lessor shall be entitled to participate in any such proceeding, action, negotiation, prosecution, appeal or adjustment as contemplated herein. Notwithstanding anything to the contrary contained in this Article VI, if permissible under applicable law, any separate Compensation made to Lessee for its moving and relocation expenses, anticipated loss of business profits, loss of goodwill or fixtures and equipment paid for by Lessee and which are not part of the Premises (including, without limitation, the Severable Property) shall be paid directly to and shall be retained by Lessee (and shall not be deemed to be “Compensation”). All Compensation shall be applied pursuant to this Section 6.01, and all such Compensation (less the expense of collecting such Compensation) is herein called the “Net Proceeds.” Except as specifically set for herein, all Net Proceeds shall be paid to the Proceeds Trustee (as defined herein) and applied pursuant to this Section 6.01. If the Premises or any part thereof shall be damaged or destroyed by Casualty, and if the estimated cost of rebuilding, replacing or repairing the same shall exceed $50,000, Lessee promptly shall notify Lessor thereof.

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(b) Substantial Condemnation During the Term. If a Condemnation shall, in Lessee’s good faith judgment, affect all or a substantial portion of the Premises and shall render the Premises unsuitable for restoration for continued use and occupancy in Lessee’s business for the same purpose and substantially with the same utility as before the Condemnation, then Lessee may, not later than sixty (60) days after a determination has been made as to when possession of the Premises must be delivered with respect to such Condemnation, deliver to Lessor (i) notice of its intention (“Notice of Intention”) to terminate this Lease on the next rental payment date which occurs not less than thirty (30) days after the delivery of such notice (the “Condemnation Termination Date”), and (ii) a certificate of an authorized officer of Lessee describing the event giving rise to such termination and stating that Lessee has determined that such Condemnation has rendered the Premises unsuitable for restoration for continued use and occupancy in Lessee’s business. This Lease shall terminate on the Condemnation Termination Date, except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have accrued on or prior to the Condemnation Termination Date, upon payment by Lessee of all Basic Rent, additional rent and other sums due and payable hereunder to and including the Condemnation Termination Date. The Net Proceeds shall belong to Lessor.

(c) Substantial Casualty During the Last Two Years of the Term. If an insured Casualty shall, in Lessee’s good-faith judgment, affect all or a substantial portion of the Premises during the last two (2) years of the Term and shall render the Premises unsuitable for restoration for continued use and occupancy in Lessee’s business, then Lessee may, not later than one hundred and fifty (150) days after such Casualty, deliver to Lessor (i) notice of its intention to terminate this Lease on the next rental payment date which occurs not less than thirty (30) days after the delivery of such notice (the “Casualty Termination Date”), (ii) a certificate of an authorized officer of Lessee describing the event giving rise to such termination and stating that Lessee has determined that such Casualty has rendered the Premises unsuitable for restoration for continued use and occupancy in Lessee’s business, and (iii) documentation to the effect that termination of this Lease will not be in violation of any agreement then in effect with which Lessee is obligated to comply pursuant to this Lease. Upon payment by Lessee of all Basic Rent, additional rent and other sums then due and payable hereunder to and including the Casualty Termination Date, this Lease shall terminate on the Casualty Termination Date except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have accrued on or prior to the Casualty Termination Date, and the Net Proceeds shall belong to Lessor.

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(d) Less Than Substantial Condemnation or Any Casualty Prior to the Last Two Years of the Term. If, after a Condemnation or Casualty, Lessee does not give or does not have the right to give notice of its intention to terminate this Lease as provided in subsection 6.01(b) or (c), then this Lease shall continue in full force and effect and Lessee shall, at its expense, rebuild, replace or repair the Premises in conformity with the requirements of subsections 2.01, 2.02 and 5.03 so as to restore the Premises (in the case of Condemnation, as nearly as practicable) to the condition, and character thereof immediately prior to such Casualty or Condemnation; provided that Lessee and Lessor shall use reasonable efforts to consider modifications which would make the Improvements a more contemporary design. If the Net Proceeds with respect to any Casualty or Condemnation are less than $500,000, such amount shall be paid to Lessee to be used to rebuild, replace or repair the Premises in a lien free and good and workmanlike manner. If the Net Proceeds from any Casualty or Condemnation are $500,000 or greater, such amount shall be paid to the Proceeds Trustee and prior to any such rebuilding, replacement or repair, Lessee shall determine the maximum cost thereof (the “Restoration Cost”), which amount shall be reasonably acceptable to Lessor. The Restoration Cost shall be paid first out of Lessee’s own funds to the extent that the Restoration Cost exceeds the Net Proceeds payable in connection with such occurrence, after which expenditure Lessee shall be entitled to receive the Net Proceeds from the Proceeds Trustee, but only against (i) certificates of Lessee delivered to Lessor and the Proceeds Trustee from time to time but no more often than monthly as such work of rebuilding, replacement and repair progresses, each such certificate describing the work for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work and (ii) such additional documentation or conditions as Lessor or the Proceeds Trustee may reasonably require, including, but not limited to, copies of all contracts and subcontracts relating to restoration, architects’ certifications, title policy updates and lien waivers or releases. Any Net Proceeds remaining after final payment has been made for such work and after Lessee has been reimbursed for any portions it contributed to the Restoration Cost with respect to any Casualty shall be paid to Lessee and with respect to any Condemnation shall be paid to Lessor. In the event of any temporary Condemnation, this Lease shall remain in full effect and Lessee shall be entitled to receive the Net Proceeds allocable to such temporary Condemnation, except that any portion of the Net Proceeds allocable to the period after the expiration or termination of the Term shall be paid to Lessor. If the cost of any rebuilding, replacement or repair required to be made by Lessee pursuant to this subsection 6.01(d) shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Lessee.

(e) Notwithstanding anything to the contrary in this Lease, all of the foregoing provisions of this Section 6.01 shall be subject and subordinate to any provisions to the contrary contained in any Subordination, Non-Disturbance and Attornment Agreement, and (ii) Lessee’s obligation to rebuild, replace or repair the Premises due to a Casualty or Condemnation shall be excused to the extent any Net Proceeds are not paid to Lessee as provided above. Further, Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with regard to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

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Section 6.02 Insurance.

(a) Lessee will maintain insurance on the Premises of the following character:

(i) Insurance (on an occurrence basis) against all risks of direct physical loss (“Causes of Loss – Special Form”), including loss by fire, lightning, flooding (if the Premises are in a flood zone), earthquakes (if the Premises are in an earthquake zone), and other risks which at the time are included under “extended coverage” endorsements, on ISO form CP1030, or its equivalent, in amounts sufficient to prevent Lessor and Lessee from becoming a coinsurer of any loss but in any event in amounts not less than 100% of the actual replacement value of the Improvements, exclusive of foundations and excavations, without any exclusions other than standard printed exclusions and without exclusion for terrorism and with deductibles of not more than $250,000 per occurrence, provided, however, that the deductible with respect to earthquake and/or flood coverage is five percent (5%) of the total insurable value subject to a minimum of $1,000,000 and that the maximum amount of coverage for loss (i) due to earthquake is $10,000,000 and (ii) due to flood is $15,000,000;

(ii) Commercial general liability insurance and/or umbrella liability insurance (on an occurrence basis), on ISO form CG 0001 0798, or its equivalent, against claims for bodily injury, death or property damage occurring on, in or about the Premises in the minimum amounts of $5,000,000 for bodily injury or death to any one person, $10,000,000 for any one accident and $5,000,000 for property damage to others or in such greater amounts as are then customary for property similar in use to the Premises and in the geographic area of the Premises, with deletions of contractual liability exclusions with respect to personal injury and with defense to be provided and not within the limits of liability and with deductibles of not more than $250,000 per occurrence;

(iii) Rent loss insurance or business interruption insurance in an amount sufficient to cover loss of rents from the Premises pursuant to this Lease for a period of at least twelve (12) months, with endorsements to cover interruption of utilities outside of the Premises;

(iv) Worker’s compensation insurance to the extent required by the law of the state in which the Premises are located;

(v) Boiler and machinery insurance in respect of any boilers and similar apparatus located on the Premises in the minimum amount of $500,000 or in such greater amounts as to adequately insure the Premises;

(vi) During any period of construction on the Premises, builder’s risk insurance on a completed value, non-reporting basis for the total cost of such alterations or improvements, and workers’ compensation insurance as required by applicable law. This coverage may be provided by Lessee’s all risk property insurance pursuant to Section 6.02(a)(i) herein; and

(vii) Such other insurance in such kinds and amounts, with such deductibles and against such risks, as Mortgagee reasonably may require and as is commonly obtained in the case of property similar in use to the Premises and located in the geographic area in which the Premises are located by prudent owners of such property.

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Such insurance shall be written by companies authorized to do business in the state where the Premises are located and carrying a claims paying ability rating of at least A:XII by A.M. Best or A by Standard and Poor’s, as applicable, and with the exception of workers’ compensation insurance, shall name Lessor as an additional insured as its interest may appear.

(b) Every such policy provided pursuant to Section 6.02(a)(i), above shall (i) bear a mortgagee endorsement in favor of Mortgagee under any Mortgage, and any loss under any such policy shall be payable to the Mortgagee which has a first lien on such interest (if there is more than one first Mortgagee, then to the trustee for such Mortgagees) to be held and applied by Mortgagee toward restoration pursuant to Section 6.01, and (ii) contain an ordinance or law coverage endorsement. Every such policy with the exception of workers’ compensation insurance, shall name the Mortgagee as an additional insured as its interest may appear. Every policy referred to in subsection 6.02(a) shall provide that it will not be cancelled or amended except after thirty (30) days written notice to Lessor and the Mortgagee and that it shall not be invalidated by any act or negligence of Lessor, Lessee or any person or entity having an interest in the Premises, nor by occupancy or use of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to or ownership of the Premises. The “Proceeds Trustee” shall be a financial institution selected by Lessor and reasonably approved by Lessee and may be the Mortgagee.

(c) Lessee shall deliver to Lessor and Mortgagee original or duplicate certificates of insurance, satisfactory to Lessor and Mortgagee evidencing the existence of all insurance which is required to be maintained by Lessee hereunder and payment of all premiums therefor, such delivery to be made (i) upon the execution and delivery hereof and (ii) at least ten (10) days prior to the expiration of any such insurance. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 6.02 unless Lessor is named an additional insured therein and unless there is a mortgagee endorsement in favor of Mortgagee with loss payable as provided herein. Lessee shall immediately notify Lessor whenever any such separate insurance is obtained and shall deliver to Lessor and Mortgagee the certificates evidencing the same. Any insurance required hereunder may be provided under blanket policies, provided that the Premises are specified therein.

(d) The requirements of this Section 6.02 shall not be construed to negate or modify Lessee’s obligations under Section 5.04.

(e) Notwithstanding anything contained in this Lease to the contrary, each party hereto hereby waives any and all rights of recovery, claim, action or cause of action, against the other party and its agents, officers, and employees, for any loss or damage that may occur to the Premises, including the Improvements, regardless of cause or origin, including the negligence of the other party and its agents, officers, and employees, without prejudice to any waiver or indemnity provisions applicable to Lessee and any limitation of liability provisions applicable to Lessor hereunder, to the extent of such party’s receipt of insurance proceeds on account of such loss or damage, of which provisions Lessee shall notify all insurers. Lessor and Lessee agree that any policies presently existing or obtained on or after the date hereof (including renewals of present policies) shall include a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the insured to recover thereunder and that the insurer expressly waives its rights of subrogation against Lessor or Lessee, as the case may be, with respect to any claims under any such policies.

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ARTICLE VII

Section 7.01 Conditional Limitations; Default Provisions.

(a) Any of the following occurrences or acts shall constitute an Event of Default under this Lease:

(i) If Lessee shall (1) fail to pay any Basic Rent, additional rent or other sum when due (provided that Lessor shall not exercise any of its rights or remedies hereunder for such failure to pay unless such monetary Event of Default continues to exist after Lessor has provided Lessee with five (5) days written notice of Lessee’s failure to timely pay such sums and provided that Lessor is obligated to provide such written notice no more than two times for any consecutive twelve (12) month period before exercising its remedies) or (2) fail to observe or perform any other provision hereof and such nonmonetary failure shall continue for thirty (30) days after written notice to Lessee of such failure (provided that, in the case of any such failure which cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Lessee shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period not to exceed one hundred and eighty (180) days as is necessary to complete the curing thereof with diligence);

(ii) If any representation or warranty of Lessee set forth in any certificate provided by Lessee pursuant to this Lease, shall prove to be incorrect in any material adverse respect as of the time when the same shall have been made in a way adverse to Lessor and Lessor shall suffer a loss or detriment as a result thereof, including, without limitation, the taking of any action (including, without limitation, the demise of the Premises to Lessee herein) in reliance upon such representation or warranty and, in each case, the facts shall not be conformed to the representation and warranty as soon as practicable in the circumstances (but in no event to exceed thirty (30) days) after written notice to Lessee from Lessor of such inaccuracy and Lessor restored to the position it would have enjoyed had such representation or warranty been accurate at the time it was made;

(iii) If Lessee shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors, or if a petition proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall consent to or acquiesce in the filing thereof or such petition shall not be discharged or denied within ninety (90) days after the filing thereof;

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(iv) If a receiver, trustee or conservator of Lessee or of all or substantially all of the assets of Lessee or of the Premises or Lessee’s or estate therein shall be appointed in any proceeding brought by Lessee, or if any such receiver, trustee or conservator shall be appointed in any proceeding brought against Lessee and shall not be discharged within ninety (90) days after such appointment, or if Lessee shall consent to or acquiesce in such appointment;

(v) If the Premises shall have been abandoned for a period of thirty (30) consecutive days;

(vi) If a Letter of Credit has been posted as the Security Deposit or other security hereunder, and the issuer of the Letter of Credit cancels, terminates or refuses to honor it, and Lessee shall fail to renew the Letter of Credit within thirty (30) days or shall fail to post a cash equivalent amount of the Letter of Credit or a replacement letter of credit within fifteen (15) days after notice of such cancellation, termination or refusal; and

(vii) If a monetary Event of Default occurs under this Lease more than three (3) times within any consecutive twelve (12) month period, irrespective of whether or not such Event of Default is cured.

(b) If an Event of Default shall have happened and be continuing, Lessor shall have the right to give Lessee notice of Lessor’s termination of the Term (provided that Lessor shall not exercise said remedy unless such Event of Default continues to exist after Lessor has provided Lessee with ten (10) days written notice and provided that Lessor is obligated to provide such written notice no more than one time during the Term before exercising said remedy). Upon the giving of such notice, the Term and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term, and all rights of Lessee hereunder shall expire and terminate, but Lessee shall remain liable as hereinafter provided.

(c) If an Event of Default shall have happened and be continuing, Lessor shall have the immediate right, whether or not the Term shall have been terminated pursuant to subsection 7.01(b), to reenter and repossess the Premises and the right to remove all persons and property (subject to Section 3.02) therefrom by summary proceedings, ejectment or any other legal action or in any lawful manner Lessor determines to be necessary or desirable (provided that Lessor shall not exercise said remedy unless such Event of Default continues to exist after Lessor has provided Lessee with ten (10) days written notice and provided that Lessor is obligated to provide such written notice no more than one time during the Term before exercising said remedy). Lessor shall be under no liability by reason of any such reentry, repossession or removal. No such reentry, repossession or removal shall be construed as an election by Lessor to terminate the Term unless a notice of such termination is given to Lessee pursuant to subsection 7.01(b) or unless such termination is decreed by a court.

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(d) At any time or from time to time after a reentry, repossession or removal pursuant to subsection 7.01(c), whether or not the Term shall have been terminated pursuant to subsection 7.01(b), Lessor may relet the Premises for the account of Lessee, in the name of Lessee or Lessor or otherwise. Lessor may collect any rents payable by reason of such reletting. Lessor shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting. Notwithstanding the foregoing, Lessor agrees to make reasonable efforts to mitigate its damages under this Lease in the event Lessee actually vacates or advises Lessor that it is, as of a specified date, to vacate the Premises. The phrase “reasonable efforts,” as it relates to Lessor’s duty to attempt to relet the Premises, shall require Lessor to do only the following: (i) notify Lessor’s management company, if any, in writing of the availability of the Premises for reletting and authorize same to advertise as appropriate, (ii) post Lessor’s leasing contact telephone number in an appropriate area of the Premises, and (iii) show the Premises to any prospective lessee interested in the Premises and to any prospective lessee specifically referred to Lessor by Lessee. Under any requirement of Lessor to use “reasonable efforts” as described herein, (i) Lessor shall not be required to relet the Premises ahead of any other properties in the same market not producing any income to Lessor; (ii) Lessor shall be entitled to consider lessee quality, lessee-mix, the financial condition of any prospective lessee, the nature of the Premises, the proposed use of the Premises by any prospective lessee, and any rights of existing sublessees located in the Premises, in making any leasing decision without being deemed to have violated its mitigation requirement hereunder; and (iii) under any new lease entered into by Lessor, Lessor may relet all or any portion of the Premises to create an appropriate block of space for a new lessee, may relet for a greater or lesser term than that remaining at that time under this Lease, and may include free rent, concessions, inducements, alterations and upgrades in the new lease. If a reletting occurs, Lessor shall recoup all of its expenses of reletting (including, without limitation, all expenses relating to remodeling, alterations, repairs, capital improvements, brokerage fees, decorating fees, and fees for architects, designers, space planners and attorneys, giving due regard to the nature of the Premises and its existing uses) before Lessee is entitled to a credit on the damages owed by Lessee hereunder. If Lessor shall do all the foregoing then, anything in this Lease, or any statute, or common law rule to the contrary notwithstanding, Lessor shall be deemed to have met its duty (if any) to mitigate its damages hereunder.

(e) No expiration or termination of the Term pursuant to subsection 7.01(b), by operation of law or otherwise, and no reentry, repossession or removal pursuant to subsection 7.01(c) or otherwise, and no reletting of the Premises pursuant to subsection 7.01(d) or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, reentry, repossession, removal or reletting.

(f) In the event of any expiration or termination of the Term or reentry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Lessee shall pay to Lessor all Basic Rent, additional rent and other sums required to be paid by Lessee, in each case to and including the date of such expiration, termination, reentry, repossession or removal, and, thereafter, Lessee shall, until the end of what would have been the Term in the absence of such expiration, termination, reentry, repossession or removal and whether or not the Premises shall have been relet, be liable to Lessor for, and shall pay to Lessor, as the same come due from time-to-time hereunder, as liquidated and agreed current damages: (i) all Basic Rent, all additional rent and other sums which would be payable under this Lease by Lessee in the absence of any such expiration, termination, reentry, repossession or removal, together with all expenses of Lessor in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses (including, without limitation, fees and expenses of appellate proceedings), employee’s expenses, alteration costs and expenses of necessary preparation for such reletting), less (ii) the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to subsection 7.01(d). Lessee shall pay such liquidated and agreed current damages on the dates on which rent would be payable under this Lease in the absence of such expiration, termination, reentry, repossession or removal, and Lessor shall be entitled to recover the same from Lessee on each such date.

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(g) At any time after any such expiration or termination of the Term or reentry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, whether or not Lessor shall have collected any liquidated and agreed current damages pursuant to subsection 7.01(f), Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee’s default and in lieu of all liquidated and agreed current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the aggregate of all Basic Rent, additional rent and other sums which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, to date to which Lessee shall have satisfied in full its obligations under subsection 7.01(f) to pay liquidated and agreed current damages) for what would be the then unexpired Term in the absence of such expiration, termination, reentry, repossession or removal, discounted at the rate equal to the then current yield on United States Treasury Notes having a maturity as of the stated date for expiration of the then existing Term of this Lease plus 2% per annum (the “Reference Rate”), over (b) the then fair rental value of the Premises, discounted at the Reference Rate for the same period. If any law shall limit the amount of liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such law.

Section 7.02 Bankruptcy or Insolvency.

(a) If Lessee shall become a debtor in a case filed under Chapter 7 or Chapter 11 of the Bankruptcy Code and Lessee or Lessee’s trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of such petition or such additional time as provided by the court within such sixty (60) day period, this Lease shall be deemed to have been rejected. Immediately thereupon, Lessor shall be entitled to possession of the Premises without further obligation to Lessee or Lessee’s trustee, and this Lease, upon the election of Lessor, shall terminate, but Lessor’s right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

(b) Neither the whole nor any portion of Lessee’s interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, conservator, assignee for the benefit of creditors or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Lessee, unless Lessor shall have consented to such transfer. No acceptance by Lessor of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Lessor nor shall it be deemed a waiver of Lessor’s right to terminate this Lease for any transfer of Lessee’s interest under this Lease without such consent.

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(c) In the event of an assignment of Lessee’s interests pursuant to this Section 7.02, the right of any assignee to extend the Term for an Extended Term beyond the Primary Term or the then Extended Term of this Lease shall be extinguished.

Section 7.03 Additional Rights of Lessor.

(a) Except as provided in Section 7.01(g), no right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Lessor of any Basic Rent, additional rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Lessor of any provision hereof shall be deemed to have been made unless made in writing. Lessor shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Lessor by law or equity.

(b) Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Lessee’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the Term as herein provided, (ii) the benefits of any law which exempts property from liability for debt and (iii) Lessee specifically waives any rights of redemption or reinstatement available by law or any successor law.

(c) If an Event of Default on the part of Lessee shall have occurred hereunder and be continuing, then, without thereby waiving such default, Lessor may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises, to perform the obligation of Lessee hereunder immediately and without notice in the case of any emergency as may be reasonably determined by Lessor and upon five (5) business days notice to Lessee in other cases. All reasonable expenses incurred by Lessor in connection therewith, including, without limitation, attorneys’ fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings), shall constitute additional rent under this Lease and shall be paid by Lessee to Lessor upon demand.

(d) If Lessee shall be in default in the performance of any of its obligations under this Lease beyond any applicable grace or cure period hereunder, Lessee shall pay to Lessor, on demand, all expenses incurred by Lessor as a result thereof, including, without limitation, reasonable attorneys’ fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings) and any additional sums (including any late charge, default penalties, interest and fees of the counsel of Mortgagee) which are payable by Lessor to its Mortgagee by reason of Lessee’s late payment or non-payment of Basic Rent. If Lessor shall be made a party to any litigation commenced against Lessee and Lessee shall fail to provide Lessor with counsel approved by Lessor and pay the expenses thereof, Lessee shall pay all costs and reasonable attorneys’ fees and expenses in connection with such litigation (including, without limitation, fees and expenses incurred in connection with any appellate proceedings).

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(e) If Lessee shall fail to pay when due any Basic Rent, additional rent or other sum required to be paid by Lessee hereunder, Lessor shall be entitled to collect from Lessee as additional rent and Lessee shall pay to Lessor, in addition to such Basic Rent, additional rent or other sum, annual interest on the delinquency equal to the Late Rate from the date due until paid. The Late Rate shall be the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate permitted by applicable law. In addition to all other remedies Lessor has hereunder, if Lessee shall fail to pay any Basic Rent, additional rent or other sum, as and when required to be paid by Lessee hereunder prior to the expiration for the period of payment pursuant to subsection 7.01(a)(i)(1), Lessor shall be entitled to collect from Lessee, and Lessee shall pay to Lessor, as additional rent, a late payment charge in an amount equal to 1% of the amount shown in the notice as unpaid.

ARTICLE VIII

Section 8.01 Notices and Other Instruments. All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when hand delivered or sent by a courier or express service guaranteeing overnight delivery or by telecopy, with original being promptly sent as otherwise provided above, addressed as follows:

If to Lessor:	NL Ventures VII Douglas, L.L.C.
c/o AIC Ventures
8080 North Central Expressway, Suite 1220
Dallas, TX 75206
Attention: Peter S. Carlsen
Telephone: (214) 363-5620
Facsimile: (214) 363-4968

With a copy to:	AIC Ventures
301 Congress Avenue, Suite 320
Austin, Texas 78701
Attention: Heath D. Esterak, Acquisitions Counsel
Telephone: (512) 476-5009
Facsimile: (512) 476-7779

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If to Lessee:	Gordmans, Inc.
9202 F Street
Omaha, Nebraska 68127
Attention: Real Estate Department
Telephone (402) 339-6464
Facsimile (402) 339-3868

With copy to:	Klehr, Harrison, Harvey, Branzburg & Ellers
260 S. Broad Street
Philadelphia, PA 19102
Attn: Bradley A. Krouse
Telephone (215) 569-1598
Facsimile (215) 568-603

Lessor and Lessee each may from time to time specify, by giving fifteen (15) days notice to each other party, (i) any other address in the United States as its address for purposes of this Lease and (ii) any other person or entity in the United States that is to receive copies of notices, offers, consents and other instruments hereunder. Notice under the terms of this Lease shall be deemed delivered, whether or not actually received, upon the earlier of (i) the date of actual receipt by such party, or (ii) the day after said notice is either deposited with such overnight delivery service, transmitted by telecopier, or personally delivered, as applicable, pursuant to the above provisions.

Section 8.02 Estoppel Certificates; Financial Information; Confidentiality.

(a) Lessee will, upon ten (10) business days written notice at the request of Lessor, execute, acknowledge and deliver to Lessor a certificate of Lessee, stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and stating the dates to which Basic Rent, additional rent and other sums payable hereunder have been paid and either stating that to the knowledge of Lessee no default exists hereunder or specifying each such default of which Lessee has knowledge and whether or not Lessee is still occupying and operating the Premises and such other information as Lessor shall reasonably request. Any such certificate may be relied upon by any actual or prospective mortgagee or purchaser of the Premises. Lessor will, upon ten (10) business days written notice at the request of Lessee, execute, acknowledge and deliver to Lessee a certificate of Lessor, stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the dates to which Basic Rent, additional rent and other sums payable hereunder have been paid, and either stating that to the knowledge of Lessor no default exists hereunder or specifying each such default of which Lessor has knowledge. Any such certificate may be relied upon by Lessee or any actual or prospective assignee, sublessee or leasehold mortgagee of the Premises.

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(b) Lessee shall deliver to Lessor within one hundred twenty (120) days of the close of each fiscal year, annual audited financial statements of Lessee (which, at a minimum, shall include a balance sheet of Lessee and its consolidated subsidiaries, if any, as of the end of such year, a statement of profits and losses of Lessee and its consolidated subsidiaries, if any, for such year and a statement of cash flows of Lessee and its consolidated subsidiaries, if any, for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope) prepared by a firm of independent certified public accountants. Lessee shall also furnish to Lessor within forty five (45) days after the end of each quarter unaudited internal financial statements and all other quarterly reports of Lessee (which, at a minimum, shall include a balance sheet of Lessee and its consolidated subsidiaries, if any, as of the end of such quarter and statements of profits and losses of Lessee and its consolidated subsidiaries, if any, for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year in reasonable detail and scope) certified by Lessee’s chief financial officer. To the extent that Lessee obtains additional audited financial statements, Lessee shall also provide such audited financial statements to Lessor upon Lessor’s written request. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating (A) all qualifications and exceptions as to the scope of the audit and (B) that the audit was performed in accordance with GAAP, and (ii) by the affidavit of the president or a vice president of Lessee, dated within five (5) days of the delivery of such statement, stating that (1) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder, or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Lessee has taken or proposes to take with respect thereto and (2) except as otherwise specified in such affidavit, to the best of such affiant’s knowledge Lessee has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

(c) If an Event of Default occurs and is continuing, Lessor and its agents and designees may enter upon and examine the Premises and examine the records and books of account and discuss the finances and business with the officers of the Lessee at reasonable times during normal business hours and on reasonable advance written notice. Lessee shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit. Except in the event of emergency, Lessee may designate an employee to accompany Lessor, its agents and designees on such examinations. Lessee will provide, upon Lessor’s request, all information regarding the Premises, including, but not limited to, a current rent roll, an operating statement reflecting all income from subleases and all operating expenses for the Premises. Lessor and its agents and designees may enter upon and examine the Premises upon forty-eight (48) hours advance written notice to Lessee, except in the event of emergency in which case no prior notice shall be required, and show the Premises to prospective mortgagees and/or purchasers at reasonable times during normal business hours and on reasonable advance written notice.

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(d) Lessor shall keep confidential all financial statements delivered pursuant to this Lease, together with the contents of such financial statements and the results of any analysis in connection therewith made by Lessor or any of its agents, independent contractors, servants and/or employees, and any other information specific to Lessee’s business (collectively, the “Confidential Information”); provided, however, that Confidential Information does not include information which (i) is already known to Lessor prior to receipt as evidenced by prior documentation thereof or has been independently developed by Lessor on a non-confidential basis; (ii) is or becomes generally available to the public other than as a result of an improper disclosure by Lessor or its representatives; (iii) becomes available to Lessor on a non-confidential basis from a source other than Lessee or any of its representatives, provided that such source is not, to Lessor’s knowledge, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Lessee with respect to such information; or (iv) is disclosed pursuant to a requirement of a court, administrative agency or other regulatory or governmental body or is disclosed pursuant to applicable law, rule or regulation. Lessor shall not disclose, nor permit any of its agents, independent contractors, servants and/or employees, to disclose, the Confidential Information or any portion thereof to any third parties, other than to those representatives of Lessor’s prospective mortgage brokers, real estate brokers, lenders and/or prospective purchasers of the Premises who are responsible for determining whether Lessee’s financial condition is sufficient for Lessee to fulfill its obligations under the Lease and who have agreed to preserve the confidentiality of such information as required by the terms of this Lease (collectively, “Permitted Outside Parties”). Neither Lessor nor any Permitted Outside Parties shall divulge the contents of any Confidential Information except in strict accordance with the terms of this Lease.

ARTICLE IX

Section 9.01 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate, as well as the fee estate in the Premises or any interest in such fee estate.

Section 9.02 Surrender. Upon the expiration or termination of this Lease, Lessee shall surrender the Premises to Lessor in good repair and condition except for any damage resulting from Condemnation or Casualty or normal wear and tear not required to be repaired by Lessee. The provisions of this Section shall survive the expiration or other termination of this Lease.

Section 9.03 Time. Time is of the essence with respect to this Lease, and the respective time periods set forth herein.

Section 9.04 Separability; Binding Effect; Governing Law. Each provision hereof shall be separate and independent, and the breach of any provision by Lessor shall not discharge or relieve Lessee from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of Lessor to the same extent as if each such successor and assign were named as a party hereto. All provisions contained in this Lease shall be binding upon the successors and assigns of Lessee and shall inure to the benefit of and be enforceable by the permitted successors and assigns of Lessee in each case to the same extent as if each successor and assign were named as a party hereto. This Lease shall be governed by and interpreted in accordance with the laws of the state in which the Premises are located.

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Section 9.05 Table of Contents and Headings; Internal References. The table of contents and the headings of the various paragraphs and exhibits of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Lease. Unless stated to the contrary, any references to any Section, subsection, Exhibit and the like contained herein are to the respective Section, subsection, Exhibit and the like of this Lease.

Section 9.06 Counterparts. This Lease may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been executed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be executed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument) and shall have been delivered by each of the parties to the other.

Section 9.07 Lessor’s and Lessee’s Liability. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor and Lessee, that there shall be absolutely no personal liability on the part of any limited partner, director, member, officer or shareholder of Lessor or Lessee, their respective successors or assigns with respect to any of the terms, covenants and conditions of this Lease, and any liability on the part of Lessor shall be limited solely to Lessor’s interest in the Premises, such exculpation of liability to be absolute and without any exception whatsoever.

Section 9.08 Amendments and Modifications. Except as expressly provided herein, this Lease may not be modified or terminated except by a writing signed by Lessor and Lessee.

Section 9.09 Additional Rent. All amounts other than Basic Rent which Lessee is required to pay or discharge pursuant to this Lease, including the charge provided for by Section 7.03(e) hereof, shall constitute additional rent which shall include, but not be limited to all reasonable costs and expenses of Lessee and Lessor which are incurred in connection or associated with (A) the use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Premises, (B) the performance of any of Lessee’s obligations under this Lease, (C) the prosecution, defense or settlement of any litigation involving or arising from any of the Premises or this Lease, (D) the enforcement by Lessor, its successors and assigns, of any of its rights under this Lease, (E) any amendment to or modification of this Lease made at the request of Lessee, (F) costs of Lessor’s counsel incurred in connection with any act undertaken by Lessor (or its counsel) at the request of Lessee, or incurred in connection with any act of Lessor performed on behalf of Lessee pursuant to this Lease.

Section 9.10 Consent of Lessor. Except as specifically set forth in this Lease, all consents and approvals to be granted by Lessor shall not be unreasonably withheld, delayed, or conditioned and Lessee’s sole remedy against Lessor for the failure to grant any consent shall be to seek injunctive relief. In no circumstance will Lessee be entitled to damages with respect to the failure to grant any consent or approval.

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Section 9.11 Quiet Enjoyment. Lessor agrees that, subject to the rights of Lessor under this Lease, Lessee shall hold and enjoy the Premises during the term of this Lease, free from any hindrance or interference from Lessor or any party claiming by, through or under Lessor.

Section 9.12 Holding Over. If Lessee remains in possession of the Premises, or any part thereof, after the expiration or other termination of the Term, without Lessor’s express written consent, Lessee shall be guilty of an unlawful detention of the Premises and shall be liable to Lessor for damages for use of the Premises during the period of such unlawful detention at a rate equal to 1.5 times the Basic Rent and all other amounts which would be payable during the Term hereof (collectively, “Holdover Rent”), plus any consequential damages suffered by Lessor to the extent accruing on and after the thirtieth (30th) day following Lessor’s notice to Lessee of such potential consequential damages. In the event of such unlawful detention, Lessee shall indemnify and hold Lessor harmless from and against any and all claims, suits, proceedings, losses, damages, liabilities, costs and expenses, including, without limitation, attorneys’ fees and disbursements, asserted against or incurred by Lessor, as a result of such unlawful detention, but excluding consequential damages except as specifically provided in this section. Notwithstanding the foregoing, Lessor shall be entitled to such other remedies and damages provided under this Lease or at law or in equity, excluding consequential damages as aforesaid.

Section 9.13 Compliance with Terrorism Laws. Lessee represents and warrants that neither Lessee nor any person controlling Lessee (i) is included on any Government List (as hereinafter defined); (ii) has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 133224 (September 23, 2001) or in any enabling or implementing legislation or other Presidential Executive Orders in respect thereof; (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any offense under the criminal laws against terrorists, the criminal laws against money laundering, the Bank Secrecy Act, as amended, the Money Laundering Control Act of 1986, as amended, or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorists (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001), as amended; (iv) is currently under investigation by any governmental authority for alleged criminal activity; or (v) has a reputation in the community for criminal or unethical behavior. For purposes of this Lease, the term “Government List” means (1) the Specialty Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”), (2) the Denied Persons List and the Entity List maintained by the United States Department of Commerce, (3) the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (4) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the lists, laws, rules and regulations maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, (5) any other similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America and (6) any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, as all such Government Lists may be updated from time to time.

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Section 9.14 Subordination, Non-Disturbance and Attornment. Notwithstanding anything to the contrary in this Lease, this Lease and Lessee’s interest hereunder shall be subject, subordinate and inferior to any mortgage or other security instrument granted or entered into by Lessor in connection with the loan by which Lessor acquired the Premises from Lessee, and any mortgage or other security instrument hereafter placed upon the Premises by Lessor, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such mortgage or other security instrument (or a separate non-disturbance agreement entered into between Lessee and the Mortgagee in whose favor such mortgage was granted) shall provide for the recognition of this Lease and all Lessee’s rights hereunder, including the non-disturbance of Lessee’s possessory rights hereunder, unless and until an Event of Default occurs and is continuing in which event Mortgagee shall have all rights and remedies provided under this Lease, and shall otherwise be on such terms and conditions as shall be mutually agreeable to Lessee and Mortgagee. If Lessor desires to obtain or refinance any loan, Lessee shall execute any and all documents that such Mortgagee reasonably requires in connection with such financing, so long as the same do not materially adversely affect any right, benefit or privilege of Lessee under this Lease or materially increase Lessee’s non-monetary obligations or increase Lessee’s monetary obligations under this Lease.

Section 9.15 Disclaimer of Purchase Rights. Nothing in this Lease is intended or shall operate to grant to Lessee any right of first refusal, right of first offer, purchase option, or similar right to elect to purchase or acquire the Premises or any portion thereof, and Lessee hereby expressly waives any and all such rights.

Section 9.16 Security Deposit. Lessee will deposit or cause to be deposited with Lessor or Mortgagee, as Lessor shall designate, on or before the date hereof, One Hundred Fifty-Nine Thousand Seven Hundred and no/100 Dollars ($159,700.00) as a “Security Deposit” for its full and faithful performance of the terms of this Lease, it being expressly understood that such Security Deposit shall not be considered an advance payment of any Basic Rent, additional rent or other sums payable under this Lease or a measure of Lessor’s damages in case of an Event of Default. Payment of said Security Deposit shall be satisfied by Lessee’s deposit of cash or a Letter of Credit in said amount. Lessee shall have the right to freely substitute cash for a Letter of Credit or vice versa, and if paid in cash, any interest earned shall remain as an additional Security Deposit or be released to Lessor at Lessee’s discretion. If Lessor transfers its interest in the Premises during the Term to a transferee who assumes Lessor’s obligations hereunder and to whom the Security Deposit is transferred, Lessor may assign the Security Deposit to the transferee and, thereafter, Lessor shall have no further liability for the return of such Security Deposit to Lessee. For the purposes herein, “Letter of Credit” shall mean an irrevocable standby letter of credit issued to Lessor by a financially sound national banking association or state chartered bank having assets in excess of $50,000,000,000 and otherwise reasonably acceptable to Lessor, the proceeds of which shall be available to Lessor without the need for Lessor to satisfy any requirements or conditions whatsoever other than delivery of (a) the original Letter of Credit along with Lessor’s sight draft to the issuing institution with reference to the appropriate letter of credit number for the Letter of Credit, as set forth therein and (b) (i) a certificate signed by Lessor certifying that an Event of Default has occurred and is continuing under the Lease, or (ii) a certificate signed by Lessor certifying that Lessee has failed to renew the Letter of Credit at least thirty (30) days prior to its stated expiration date. The Letter of Credit shall be valid for an initial period of one (1) year from and after the date of its issuance and, by its express terms, shall provide (i) that its term shall automatically be extended for successive one (1) year periods unless at least thirty (30) days prior to the expiration of the initial one year term or any one year extension (as applicable) the issuer provides Lessor with written notification that it will not be extended, and (ii) that Lessor may assign (whether by way of outright or collateral assignment) all or any portion of its interest in the Letter of Credit to Mortgagee or any other person (including, without limitation, any third party purchaser).

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Section 9.17 Intentionally Deleted.

Section 9.18 Short Form Memorandum of Lease. Upon Lessor’s or Lessee’s request, the parties shall record a “short form” Memorandum of Lease identifying the Term granted to Lessee by this Lease, and any other terms to which the parties may agree. Any recording costs associated with the memorandum or short form of this Lease shall be borne by the requesting party. Upon the expiration or earlier termination of this Lease, Lessee shall promptly execute and deliver to Lessor an instrument, in recordable form, wherein Lessee acknowledges the expiration or earlier termination of this Lease. Upon transfer or conveyance of the Premises by Lessor, Lessee agrees to execute an amendment to the memorandum indicating the change of Lessor.

Section 9.19 Intentionally Deleted.

Section 9.20 Brokers. Lessor and Lessee mutually represent and warrant to each other that it dealt with no real estate brokers in the transactions contemplated by this Lease, and that no brokerage fees, commissions, or other remuneration of any kind are due in connection herewith. Lessor shall forever indemnify and hold harmless Lessee against and in respect of any and all claims, losses, liabilities and expenses, including, without limitation, reasonable attorney’s fees and court costs, which Lessee may incur on account of any claim by any broker or agent or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Lessor in respect to the transactions herein contemplated. Lessee shall forever indemnify and hold harmless Lessor against and in respect of any and all claims, losses, liabilities and expenses, including, without limitation, reasonable attorney’s fees and court costs, which Lessor may incur on account of any claim by any broker or agent or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Lessee in respect to the transactions herein contemplated. The provisions of this Section shall survive expiration or termination of this Lease.

Section 9.21 Waiver of Jury Trial. Lessor and Lessee each hereby expressly, irrevocably, fully and forever release, waive and relinquish any and all right to trial by jury.

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Section 9.22 No Partnership. Nothing herein contained shall be deemed or construed either by the parties hereto, or by a third party, to create a relationship between the parties of principal and agent, partnership, or joint venture. None of computation of rent, or any other provision contained herein, or any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

Section 9.23 No Construction Against Drafter. Each of the parties hereto acknowledges that it is sophisticated and experienced in transactions of the nature contemplated hereby and that it has been represented by counsel of its choosing in connection herewith; accordingly, each party hereto waives to the fullest extent permitted by law the application of any law or rule of construction requiring that this Lease be construed or interpreted against the drafting party or in favor of the non-drafting party.

Section 9.24 Security Interest and Security Agreement. This Lease shall also create a security interest in, and Lessee hereby grants to Lessor a security interest in, all sums on deposit with Lessor (or Lessor’s Mortgagee, as applicable) pursuant to the provisions of this Lease, including, but not limited to, the Tax Escrow Payments and the Security Deposit (said funds and accounts are hereinafter referred to collectively as the “Collateral”). This Lease constitutes a security agreement between Lessee and Lessor with respect to the Collateral in which Lessor is granted a security interest hereunder, and, cumulative of all other rights and remedies of Lessor hereunder, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. “Uniform Commercial Code” means the Uniform Commercial Code as now or hereafter in effect in the state where the Premises is located; provided that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lessor’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than such state, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Lessee hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Lessor the attorney-in-fact of Lessee to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Lessor may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Lessee hereby authorizes Lessor at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without the signature of Lessee as authorized by applicable law, as applicable to all or part of the Collateral. For purposes of such filings, Lessee agrees to furnish any information requested by the Lessor promptly upon request therefor by Lessor. Lessee also ratifies its authorization for the Lessor to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Lease. Lessee agrees to furnish Lessor with notice of any change in the name, identity, organizational structure, residence, state of incorporation, state of organization or state of formation or principal place of business or mailing address of Lessee within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Lessor shall have the rights and remedies as prescribed in this Lease, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Lessor’s election. Notwithstanding the foregoing, Lessor may only use the Tax Escrow Payments as set forth in Section 5.02(c).

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Section 9.25 Characterization of Lease. The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Lessor and Lessee entering into this lease:

(a) Lease Characterization. Lessor and Lessee intend that (a) this Lease is a “true lease” for federal and state income tax purposes, is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (b) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Lessor and Lessee, the Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership (de facto or de jure) between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

(b) Waiver. Lessee and Lessor each waive any claim or defense based upon the characterization of this Lease as anything other than as a “true lease”. Lessee and Lessor each stipulate and agree (i) except as may be required by local, state or federal laws or a governmental authority (it being understood that Lessee and Lessor each agree that under current U.S. federal income tax law, this Lease is a “true lease”), not to assert or take, or omit to take, any action if such omission would be inconsistent with the agreements and understandings set forth in this section, and (ii) that, in the event that its separate existence from another person is disregarded for U.S. federal income tax purposes, it shall not permit such person to assert or take any action, or omit to take any action if such omission would be, inconsistent with the agreements and understandings set forth in this section (determined as though such person had been a party hereto).

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Section 9.26 Fair Market Rental. Whenever a determination of Fair Market Rental is required pursuant to Section 1.04 of this Lease, such Fair Market Rental shall be determined in accordance with the following procedures: Lessor and Lessee shall endeavor to agree upon such Fair Market Rental within thirty (30) days after Lessee notifies Lessor of its intent to extend the Term (the “Initial Date”). Upon reaching any such agreement, the parties shall execute a written agreement setting forth the amount of such Fair Market Rental. If the parties shall not have signed such agreement within thirty (30) days after the Initial Date, Lessor and Lessee shall each appoint a licensed real estate appraiser who shall be familiar with the rental market for comparable buildings in the applicable market area. Each appraiser so appointed shall determine Fair Market Rental. If the higher of such appraisals is equal to 110% or less of the lower, Fair Market Rental shall be the simple average of the two appraisals. If the deviation between such appraisals is greater, the appraisers so appointed shall jointly appoint a third independent appraiser (having professional qualifications similar to those of the initial appraisers), who shall determine Fair Market Rental by reviewing the conclusions of the initial appraisals and determining which he or she believes to be the more reasonable. Lessee may elect to reject the conclusion of such third appraiser and shall have the option to withdraw its exercise of the option to extend the Term within ten (10) business days after being notified of such determination. If Lessee makes such election to withdraw its exercise of the option to extend, the Lease shall terminate after the expiration of the then existing term of the Lease. Lessor and Lessee shall each pay the fee of the appraiser it appoints and the fee of the third appraiser shall be shared equally by the parties. All appraisers selected or appointed pursuant to this Section 9.26 shall (A) be independent qualified MAI appraisers, (B) have no right, power or authority to alter or modify the provisions of this Lease, and (C) be registered in the state where the Land is located if said state provides for or requires such registration.

[Signatures of Lessor and Lessee Follow on Next Pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

LESSOR:

NL VENTURES VII DOUGLAS, L.L.C., a Delaware limited liability company

By:	/s/ Peter S. Carlsen
Name:	Peter S. Carlsen
Title:	President

Witness:	/s/ Ashley Murtaugh

Name:	Ashley Murtaugh

Witness:	/s/ Tracy Minor

Name:	Tracy Minor

Douglas Lease Agreement

Signature Page

LESSEE:

GORDMANS, INC., a Delaware corporation

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	VP & CFO

Witness:	/s/ Angela Suchy

Name:	Angela Suchy

Witness:	/s/ Patricia McMahon

Name:	Patricia McMahon

Douglas Lease Agreement

Signature Page

EXHIBIT A

LEGAL DESCRIPTION OF LAND

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF DOUGLAS, STATE OF NEBRASKA AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

That part of the South Half of the South Half of the Southwest Quarter (S 1/2 S 1/2 SW 1/4) of Section 34, Township 15 North, Range 12 East of the 6th P.M., in the City of Omaha, in Douglas County, Nebraska, lying between the North line of “F” Street on the South and the South line of the Union Pacific Railroad Company right-of-way line on the North; EXCEPT the East 2,100 feet thereof; and EXCEPT the West 50 feet thereof taken for 96th Street; and EXCEPT that part thereof particularly described as follows:

Beginning at the point of intersection of the East right-of-way line of 96th Street and the North right-of-way line of “F” Street; thence Northerly, along the East right-of-way line of 96th Street, for a distance of 20.00 feet; thence Southeasterly, for a distance of 28.28 feet, to a point on the North right-of-way line of “F” Street; thence Westerly, along the North right-of-way line of “F” Street, for a distance of 20.00 feet to the point of beginning.

Parcel 2:

The West 340.33 feet of the East 2,100.00 feet to the South Half of the South Half of the Southwest Quarter (S 1/2 S 1/2 SW 1/4) of Section 34, Township 15 North, Range 12 East of the 6th P.M., in the City of Omaha, in Douglas County, Nebraska, lying between the North line of “F” Street on the South and the South line of Union Pacific Railroad Company right-of-way on the North.

Parcel 3:

The West 210.00 feet of the East 1,759.67 feet if the South Half of the South Half of the Southwest Quarter (S 1/2 S 1/2 SW 1/4) of Section 34, Township 15 North, Range 12 East of the 6th P.M., in the City of Omaha, in Douglas County, Nebraska, lying between the North line of “F” Street on the South and the South line of the Union Pacific Railroad Company right-of-way on the North (known as lane cutoff), more particularly described as follows:

Beginning at a point 50 feet North and 1,549.67 feet West of the Southeast corner of the Southwest Quarter of said Section 34, which point of beginning is also due South of the West line of an existing warehouse; thence West 210.0 feet; thence North 443.0 feet, to the South line of the Union Pacific Railroad Company right-of-way, thence East 210.0 feet; thence South 443.0 feet (along the outside wall of said existing warehouse), to the Point of Beginning.

Parcel 4:

The West 500 feet of the East 1,600 feet of the South Half of the South Half of the Southwest Quarter (S 1/2 S 1/2 SW 1/4) of Section 34, Township 15 North, Range 12 East of the 6th P.M., in the City of Omaha, in Douglas County Nebraska, lying between the North line of “F” Street on the South and the South line of the Union Pacific Railroad Company right-of-way on the North (known as lane cutoff), EXCEPT the West 50 feet 4 inches thereof, being sometimes more particularly described as follows:

Commencing at the Southeast corner of said South Half of the South Half of the Southwest Quarter; thence Northerly, on the East line of said South Half, 50.00 feet, to the North line of “F” Street; thence Westerly, on a line 50 feet North of and parallel to the South line of said South Half (the North line of said “F” Street), 1,100 feet, to the Point of Beginning; thence continuing Westerly, on a line 50.00 feet North of and parallel to the South line of Said South Half (the North line of said “F” Street), 449.67 feet; thence Northerly, on a line perpendicular to the last described course, 443.00 feet, to the South line of the Union Pacific Railroad right-of-way; thence Easterly, on the South line of said Union Pacific Railroad right-of-way, 449.67 feet, thence Southerly, on a line perpendicular to the South line of said Union Pacific Railroad right-of-way, 443,65 feet to the Point of Beginning.

Parcels 1 through 4 are alternatively described by Metes and Bounds as follows:

A parcel of land situate in the South Half of the South Half of the Southwest Quarter of Section 34, Township 15 North, Range 12 East of the 6th P.M. Douglas County, Nebraska described as follows: Commencing at the Southeast Corner of said South Half of the South Half of the Southwest Quarter; thence northerly, on the East line of said South Half, 50.00 feet, to the North Line of “F” Street, as now located; thence along said northerly right-of-way line, S90°00’00”W, 1100.00 feet to the Point of Beginning; thence continuing along said North line, S90°00’00”W, (assumed bearing), 1480.31 feet to a point on the easterly right-of-way line of 96th Street, as now located; thence along said right-of-way line, N44°51’01 “W, 28.21 feet; thence continuing along said right-of-way line, N00°17’58”E, 419.43 feet to a point on the southerly right-of-way line of the Union Pacific Railroad; thence along said southerly right-of-way line, N89°46’45”E, 1498.02 feet; thence S00°00’00”E, 443.65 feet to the Point of Beginning.

Said Parcels, 1 through 4, contain a total area of 15.199 acres.

Address: 9202 “F” Street, Omaha, Nebraska 68127

Tax Parcel Identification No.: 3644-0013-01

Douglas (NE) Exhibit A Legal Description

EXHIBIT B

PERMITTED EXCEPTIONS

1.	2008 County Taxes and 2009 City Taxes, a lien not yet due and payable, together with taxes/assessments due and payable in subsequent years.

2.	Easement granted to Omaha Public Power District and Northwestern Bell Telephone Company by instrument dated October 20, 1971, filed November 1, 1971, in Book 504 at Page 357 of the records of Douglas County, Nebraska.

Douglas (NE) Exhibit B Permitted Exceptions

EXHIBIT C

BASIC RENT SCHEDULE

The annual Basic Rent for the Interim Term (as prorated) and the first Lease Year of the Term shall be $958,375.

The Basic Rent shall increase annually by three percent (3.0%) as shown below:

Lease Year	Dates	Annual Rent	Monthly Rent
Interim Term	Date of closing through November 30, 2008	$958,375	prorated
1	December 1, 2008 through November 30, 2009	$958,375	$79,865
2	December 1, 2009 through November 30, 2010	$987,126	$82,261
3	December 1, 2010 through November 30, 2011	$1,016,740	$84,728
4	December 1, 2011 through November 30, 2012	$1,047,242	$87,270
5	December 1, 2012 through November 30, 2013	$1,078,660	$89,888
6	December 1, 2013 through November 30, 2014	$1,111,019	$92,585
7	December 1, 2014 through November 30, 2015	$1,144,350	$95,362
8	December 1, 2015 through November 30, 2016	$1,178,680	$98,223
9	December 1, 2016 through November 30, 2017	$1,214,041	$101,170
10	December 1, 2017 through November 30, 2018	$1,250,462	$104,205
11	December 1, 2018 through November 30, 2019	$1,287,976	$107,331
12	December 1, 2019 through November 30, 2020	$1,326,615	$110,551
13	December 1, 2020 through November 30, 2021	$1,366,414	$113,868
14	December 1, 2021 through November 30, 2022	$1,407,406	$117,284
15	December 1, 2022 through November 30, 2023	$1,449,628	$120,802
16	December 1, 2023 through November 30, 2024	$1,493,117	$124,426
17	December 1, 2024 through November 30, 2025	$1,537,911	$128,159
18	December 1, 2025 through November 30, 2026	$1,584,048	$132,004
19	December 1, 2026 through November 30, 2027	$1,631,569	$135,964
20	December 1, 2027 through November 30, 2028	$1,680,516	$140,043

	Total Rent Lease Years 1-20:	$25,751,895

If Lessee exercises its option(s) to extend the Term, Basic Rent shall be increased or decreased to Fair Market Rental as more particularly set forth in Section 9.26 hereof.

Douglas Lease Agreement_3

EXHIBIT D

SEVERABLE PROPERTY

Severable Property shall include all apparatus, personal property, trade fixtures, inventory, equipment, machinery, fittings, furniture, furnishings, chattel, materials and supplies located on and used in, or related to Lessee’s business, including, but not limited to, mainframe computers, kitchen equipment and telephone and similar systems and articles of personal property of every kind and nature whatsoever, and any additions, replacements, accessions and substitutions thereto or therefor, and all proceeds of all of the foregoing, including without limitation, the equipment described in Schedule D-1 attached hereto.

Severable Property shall not include the Improvements.

Douglas Lease Agreement_3

SCHEDULE D-1

Acq. Year ID		Description
1201000	FURN & FIXTURES
1992	5091280310	LEASE BUYOUT - FORKLIFT
1992	5091280410	LEASE BUYOUT - BALER
1992	5092190210	BANDMAATER MACHINE (SERIAL #R1333)
1992	5092190710	BANDMASTER MACHINE
1992	5092480110	HIGH SPEED CUTTER

1993	5093010810	HIGH SPEED CUTTER
1993	5093020910	ELECTRIC ORDER PICKERS
1993	5093021110	FRT-ELECTRIC ORDER PICKERS
1993	5093030410	COMPUTER SYSTEM TO OPERATE CAD
1993	5093600110	HAND PALLET JACKS

1994	5093011510	UPGRADE TICKET MACHINE
1994	5094110110	CONVEYOR PROJECT
1994	5094110210	CONVEYOR PROJECT
1994	5094110410	CONVEYOR PROJECT
1994	5094110710	CONVEYOR PROJECT
1994	5094110910	KEL-WELCO SUPPLIES DC REMODEL
1994	5094111010	CONVEYOR PROJECT
1994	5094111310	FRT - CONVEYOR PROJECT
1994	5094111610	CONVEYOR PROJECT
1994	5094111710	CONVEYOR PROJECT
1994	5094111810	FRT - CONVEYOR PROJECT
1994	5094111910	FRT - CONVEYOR PROJECT
1994	5094112010	FRT - CONVEYOR PROJECT
1994	5094112110	FRT - CONVEYOR PROJECT
1994	5094112210	FRT - CONVEYOR PROJECT
1994	5094112310	FRT - CONVEYOR PROJECT
1994	5094112410	FRT - CONVEYOR PROJECT
1994	5094112610	CONVEYOR PROJECT
1994	5094112710	FRT - CONVEYOR PROJECT
1994	5094113010	CONVEYOR PROJECT
1994	5094113510	FRT - CONVEYOR
1994	5094113810	FRT - CONVEYOR
1994	5094113910	FRT - ROLLER CONVEYOR
1994	5094114010	CONVEYOR PROJECT
1994	5094114210	FRT - CONVEYOR
1994	5094114810	HAMMER DRILL
1994	5094114910	CONVEYOR PROJECT
1994	5094115010	PVC BELT FOR CONVEYOR
1994	5094115110	FRT - CONVEYOR PROJECT
1994	5094115310	FRT - CONVEYOR PROJECT
1994	5094116110	FRT - CONVEYOR PROJECT
1994	5094116210	CONVEYOR PROJECT
1994	5094116310	FRT - CONVEYOR PROJECT

Douglas

Personal Property List

Douglas Lease Agreement_3

1994	5094116410	FRT - CONVEYOR PROJECT
1994	5094116510	CONVEYOR PROJECT
1994	5094116610	CONVEYOR PROJECT
1994	5094116710	CONVEYOR PROJECT
1994	5094116910	LEASE BUY-OUT 1876 SWEEPER

1995	5095120910	OPTION III LABOR & MATERIALS
1995	5095132100	2 CAT. LIFT TRUCKS
1995	5095148100	TRANSMITTER/RECEIVER MICRPH.2-WAY
1995	5095321210	486 DX286 8 MEG VGA MONITOR

1996	5096160021	TICKETING MACHINE

1997	5097169621	CREDIT ON ASSET #509616002F
1997	5097219711	WIND BREAK AWNING
1997	5097219731	WINDOW JACKETS
1997	5097219751	COMPACTOR FEED
1997	5097219761	BATTERY & CONNECTOR LEADS
1997	5097219771	ICE MAKER

1998	5097110000	SENTRY FINANCIAL LEASE BUYOUT
1998	5098110000	SENTRY FINANCIAL LEASE BUYOUT
1998	5098210000	SENTRY FINANCIAL LEASE BUYOUT
1998	5098310000	SENTRY FINANCIAL LEASE BUYOUT
1998	5098410000	IBM HD 4.51 GB
1998	5098510000	SENTRY LEASE BUYOUT
1998	5098610000	SENTRY FINANCIAL LEASE BUYOUT
1998	5098710000	DC ROLLERS (ROLLER PROJECT)
1998	5098810000	CORNERS (ROLLER PROJECT)

1999	5099110000	BARCODE PRINTER
1999	5099210000	BATTERY
1999	5099310000	AUTOCAD 2000
1999	5099610000	GORDMANS SIGN & TAG SIGN

2000	0000000172	forklift battery charger
2000	0000000173	frt./forklift
2000	0000000316	copier
2000	0000000331	lazer printer
2000	0000000674	trailer logos
2000	9000002951	1/4 IN. CLEAR ACRYLIC SHEETS
2000	9000002953	OFFSET PRESS
2000	9000002954	FREIGHT ON CONVEYOR
2000	9000002955	FREIGHT ON CONVEYOR
2000	9000002956	PAINT
2000	9000002958	KEYBOARD DRAWER
2000	9000002959	KEYBOARD DRAWER
2000	9000002960	UPRIGHT SHELVES

Douglas

Personal Property List

2000	9000002961	PRINTING PRESS
2000	9000002962	ROACH CONVEYOR SYSTEM
2000	9000002963	ASSOCIATE ENTRANCE SIGN
2000	9000002964	FAX MACHINE
2000	9000002965	DEPT 997 FIXTURE DELIVERY
2000	9000002966	RUGS 8’X10’
2000	9000002967	WHEATBOARD
2000	9000002968	FLAKEBOARD
2000	9000002969	WHEATBOARD
2000	9000002970	FLAKEBOARD
2000	9000002971	FLAKEBOARD
2000	9000002972	FORMICA
2000	9000002973	SIGN & SIGN FACE INSTALLATION
2000	9000002974	PRINTING PRESS DELIVERY
2000	9000002975	WALKIE/BATTERY/CHARGER
2000	9000002976	C&D BATTERY
2000	9000002977	FREIGHT ON RAYMOND WALKIES
2000	9000002978	DISCOUNT ON HEUBEL 707303
2000	9000002979	EASAL & KEYBOARD DRAWER

2001	0000000174	HAND TOOLS
2001	0000000175	HAND TOOLS
2001	0000000279	CONVEYOR SYSTEM
2001	0000000336	HYDRAULIC CUT & CLAMP PAPER CUTTER
2001	0000000385	ticket rewinder
2001	0000000392	buck boost transformer for hydraulic paper cutter
2001	0000000393	frt-ticket rewinder
2001	0000000398	spx cutter
2001	0000000402	CONVERT VOLTAGE OF NEW AIR COMP.
2001	0000000418	freightr on dc equipment
2001	0000000455	DC INCENTIVE SYSTEM/SCANNERS
2001	0000000459	DC INCENTIVE SYSTEM
2001	0000000464	DC INCENTIVE/SCANNERS W/CABLE
2001	0000000466	DC INCENTIVE/SOFTWEAR
2001	0000000467	DC INCENTIVE/PORTS
2001	0000000470	PHASE II DISTRO PROJ.
2001	0000000480	DC INCENTIVE/ HARDWARE
2001	0000000496	Phase II/Distro Proj
2001	0000000497	Phase II/Distro Proj
2001	0000000521	DC INCENTIVE PROJECT
2001	0000000553	DC INCENTIVE
2001	0000000557	barcode / dc incentive
2001	0000000563	DC INCENTIVE
2001	0000000606	MBS multimode #1 1080 refund
2001	0000000607	use tax
2001	0000000608	use tax pd 9200l je 9
2001	0000000609	use tax pd 10 2001 je 9
2001	0000000636	dc phase 2 project labor

Douglas

Personal Property List

2001	0000000654	FRT-PEDESTRIAN GATE-CONVEYOR

2002	0000000644	conveyor crossovers
2002	0000000659	PEDESTRIAN GATE CONVEYOR
2002	0000000781	SPECTRALINK PHONE SYSTEM / MOBILE PHONES
2002	0000000821	SPECTRALINK PHONE SYSTEM - MOBILE PHONE
2002	0000000875	3 loose loop cutters
2002	0000000878	laser jet printer w/ 500 sheet feeder
2002	0000000912	PRINT SHOP CAMERA-ITEK 430

2003	0000001135	fit-anti-fatigue matting
2003	0000001138	anti-fatigue matting
2003	0000001149	Pallet Jacks Battery & Chrgr
2003	0000001153	use tax on asset #1138
2003	0000001192	NEW TIMECLOCKS & SOFTWARE
2003	0000001197	2-ELECTRIC PALLET TRUCKS
2003	0000001200	7 PALLET RIDERS BUYOUT
2003	0000001201	4 SPECTRALINK PHONES & EQUIP.
2003	0000001272	north wall tag line sign
2003	0000001398	conveyor/sortation system phase I-funded amt
2003	0000001399	conveyor/sortation system phase I-our cost
2003	0000001400	conveyor/sortation system phase 2-funded amt
2003	0000001401	conveyor/sortation system phase 2-our cost

2004	3004	snowblower
2004	3018	ELEC.JACK BATTERY
2004	3025	DOUBLE PALLET JACK
2004	3026	TWO ELECTRIC PALLET JACKS
2004	3029	8 Spectralink Phones / Antenna
2004	3030	INSTALL BATTERIES/NEW PALLET JACKS
2004	3031	INSTALL BATTERIES/NEW ELECT.JACKS
2004	3041	STAND UP FORK TRUCK W/SIDE CLAMP
2004	3093	DIGITAL CCTV SYSTEM
2004	3095	PRICE LABEL PRINTER
2004	3130	2 ICE MACHINES
2004	3134	2 ELECTRIC JACK BATTERIES
2004	3137	AUTOMATIC PAPER FOLDER
2004	3138	BOBCAT PERFORATOR/SCORER
2004	3151	5 pallet riders,batteries, chrgrs
2004	3174	PTL IN DISTRO AREA OF BLDG. #1
2004	3175	PURCHASE OF 10 TRAILERS
2004	0000001394	4 pdt scanners & 4 bay cradle

2005	3837	4 pallet jacks
2005	3839	POWERED NEST-A-FLEX CONVEYOR
2005	3844	8 SPECKTRALINK PHONES & 10 CASES
2005	3846	CARDBOARD BALER
2005	3847	CARDBOARD CONVEYOR SYSTEM - TO BALER

Douglas

Personal Property List

2005	3848	GRAVITY CONVEYOR - ADDITIONAL ROLLERS
2005	3874	LASER LIGHT WARNING
2005	3979	PURCHASE OF 5 TRAILERS
2005	3997	EXTEND GOH GRAVITY CONVEYOR
2005	4057	LB775 SALES TAX CREDIT-2004
2005	4065	GOH TROLLEY HANGERS
2005	4107	RELO & UPGRADE HANGPACK PROCESSING
2005	4528	LB775 TAX CREDIT-05

2006	4138	SCANNER-DISTRO LINE
2006	4336	HANGER TOTE SYSTEM
2006	4337	PURCHASE 5 NEW TRAILERS
2006	4544	GOH-PTL SYSTEM
2006	4687	TRAVELING TOOLS / BOXES
2006	5283	LB775 TAX CREDIT-06

2007	4732	FORKLIFT
2007	4752	5 PALLET JACKS
2007	4927	ICE MACHINE
2007	4956	4 TRAILERS

2008	5424	5 ELECT. JACKS
2008	5436	2 REFRIGERATORS

1201001	OFFICE EQUIP
2002	0000000779	laser jet printer
2002	0000000809	use tax on asset #779
2002	0000000812	Windows 2000 server
2002	0000000865	use tax for asset #812

2003	0000001109	LASER JET PRINTER / PRINT SHOP
2003	0000001385	network switches & pc’s for receiving area

2004	3049	DC network hardware
2004	3133	USE TAX - FA #3049
2004	0000001384	Kronos timeclock licenses

2005	3834	HR WORK STATION
2005	3865	LASER JET PRINTER / PROCESSING OFF
2005	3913	DC SERVER
2005	3968	FAX/COPIER/SCANNER/EMAIL
2005	4058	LB775 SALES TAX CREDIT-2004
2005	4529	LB775 TAX CREDIT-05

2006	4109	WORKSTATION FOR RECV. OFFICE
2006	4349	ADD’L LICENSES VOICE MAIL SYST
2006	4575	WORKSTATIONS - TRAFFIC

Douglas

Personal Property List

2006	4594	IMAC SETUP - PRINTSHOP
2006	4689	CONNECTIVITY TO NFM
2006	5284	LB775 TAX CREDIT-06

1203000	BLDG&IMPR

2006	4117	ADD’L BALANCE - FA 4106
2006	5285	LB775 TAX CREDIT-06

1203010	LEASEHOLD IMP
2006	5286	LB775 TAX CREDIT-06

Douglas

Personal Property List

EXHIBIT E

Douglas Lease Agreement_3

COLLATERAL ACCESS AGREEMENT

THIS COLLATERAL ACCESS AGREEMENT (this “Agreement”), executed and delivered as of this      day of             , 200    , by and among NL VENTURES VII DOUGLAS, L.L.C., a Delaware limited liability company (“Landlord”), GORDMANS, INC., a Delaware corporation (“Company”), and                                         , a                                          (“Lender”).

W I T N E S S E T H

A. Lender, Company and other related parties are entering, and may from time to time hereafter enter, into various agreements, instruments and documents (collectively the “Financing Agreements”) providing for Lender to make or cause to be made certain financial accommodations for the benefit of Company.

B. To secure payment and performance of all of Company’s obligations and liabilities to Lender under the Financing Agreements, Lender has required that Company grant to Lender a security interest in all of Company’s existing and hereafter acquired property, including without limitation, cash, cash equivalents, goods, inventory, machinery, equipment, and furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, but excluding building fixtures (such as plumbing, lighting and HVAC systems and the property described on Exhibit A attached hereto) (collectively, such property, other than the excluded building fixtures, the “Collateral”).

C. All or some of the Collateral is now or from time to time hereafter may be located at 9202 F Street, Omaha, Nebraska 68127 (the “Premises”), which Premises are legally described on Exhibit B hereto, and which Premises are owned and leased by Landlord to Company pursuant to that certain Lease Agreement dated                                         , 2008 (said Lease Agreement, together with any and all renewals, extensions, amendments, modifications, substitutions, and replacements thereof, being hereinafter referred to as the “Lease”).

D. As a condition precedent to making loans or advances under the Financing Agreements, Lender has required Landlord to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Lender hereby covenant and agree with Company as follows:

Default Under the Lease. Landlord agrees to provide Lender with written notice of any default by Company under the Lease at the same time as it sends such notice to Company. No obligation of Landlord to provide notice under this paragraph in any way limits Landlord’s rights, powers or remedies with regard to Company under the Lease.

Personal Property. Landlord agrees that the Collateral is and shall remain personal property, notwithstanding the manner or mode of the attachment of any item of Collateral to the Premises, and is not, and shall not become, or be deemed to be, fixtures.

Right of Access. Prior to the beginning of the Disposition Period (hereinafter defined), Landlord will permit the Lender reasonable access to the Premises, and from time to time, in order to exercise the Lender’s rights with respect to the Collateral and to permit the Lender to remove the Collateral from the Premises. If Landlord takes possession of the Premises for any reason, including because of termination of the Lease, Landlord will give Lender notice of same and will permit the Collateral to remain on the Premises for a period not to exceed sixty (60) days (the “Disposition Period”) after the date that Lender receives written notice from Landlord that Landlord has taken possession of the Premises, provided Lender pays rent and all pass-through expenses set forth in the Lease on a per diem basis based on a thirty (30) day month for the period of time the Collateral remains on the Premises. Landlord, without cost or expense to Landlord, (i) will cooperate with Lender in its efforts to assemble all of the Collateral located on the Premises, (ii) will permit Lender to remove the Collateral from the Premises and (iii) will not hinder Lender’s actions in enforcing its security interest in the Collateral. If any injunction or stay is issued that prohibits Lender from removing the Collateral, the commencement of the Disposition Period will be deferred (or, if the Disposition Period has started, it will stop) until such injunction or stay is lifted or removed with respect to Lender. Notwithstanding the foregoing sentence, Lender shall be obligated to pay the rent and all pass-through expenses during the Disposition Period (and any deferment or postponement of same) unless both Lender is stayed from removing the Collateral and the Landlord is also stayed from reletting the Premises. If Lender fails to remove the Collateral by the end of the Disposition Period, the Collateral shall be deemed abandoned by the Lender, and Landlord shall be entitled, though not obligated, to dispose of the Collateral in any manner it sees fit with no compensation or liability whatsoever to Company or Lender.

Repairs and Loss. Lender shall promptly repair or shall reimburse Landlord for the cost of any repair of any physical injury to the Premises caused by Lender’s removal of the Collateral, and Lender shall indemnify, defend and hold Landlord harmless from and against any loss, damage, cost, claim, liability or expense, including attorneys’ fees, suffered by Landlord arising directly from Lender’s acts or omissions with respect to the Premises during its occupancy thereof (but not claims of third parties or claims arising out of acts or omissions of Landlord). Lender shall not be liable for any diminution in value of the Premises caused by the absence of Collateral actually removed or by any necessity of replacing the Collateral or the occupancy of such Premises by Lender or its agents or designees. Under no circumstances shall Lender be liable for any past due rent owing by Company to Landlord.

Subordination. Landlord subordinates to the rights of Lender each and every right which Landlord now has or hereafter may have, under the laws of the State in which the Premises are located, or by virtue of the Lease, or by virtue of Company’s occupation of the Premises, to levy or distrain upon, for rent, in arrears, in advance or both, or for any monetary obligation arising by reason of default under the Lease, or to claim or assert any lien, security interest, right, claim or title to any or all of the Collateral, which now or hereafter may be, or may be installed, on said Premises. Lender and Landlord hereby agree that the provisions of this Section 5 are made in favor, and shall inure to the benefit, of only Lender and its respective successors and assigns, and to no other persons.

Continued Effectiveness. Lender may, without affecting the validity of this Agreement, extend, amend or in any way modify the terms of the Financing Agreements. This Agreement shall continue in force until all of Company’s obligations and liabilities to Lender are paid and satisfied in full, and all obligations of Lender under the Financing Agreements have been terminated. Lender shall provide notice to Landlord of the release of Company from all obligations under the Financing Agreements. This Agreement shall be binding upon and shall inure to the benefit of Landlord and its respective administrators, successors, transferees or assignees.

Notices. All notices given under this Agreement shall be sent either by U.S. mail, postage prepaid, certified, return receipt requested, or by Federal Express or other overnight courier service, to the following address:

If to Lender:

Attention:

If to Landlord:	NL Ventures VII Douglas, L.L.C.
c/o AIC Ventures
8080 North Central Expressway, Suite 1220
Dallas, Texas 75206
Attention: Peter S. Carlsen

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year specified at the beginning hereof.

LANDLORD:

NL VENTURES VII DOUGLAS, L.L.C., a Delaware limited liability company

By:	/s/ Peter S. Carlsen
Name:	Peter S. Carlsen
Title:	President

LENDER:

,
a

By:
Name:
Title:

COMPANY:

GORDMANS, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

List of Landlord’s Property, Equipment and Fixtures

All cranes, gas and electric fixtures, and wiring, engines, boilers, elevators, escalators, incinerators, motors, dynamos, heating and air conditioning equipment, sinks, water closets, basins, pipes, electrical systems, faucets, fire prevention and extinguishing apparatus, central music and public address systems, burglar alarms, security systems, shades, awnings, screens, blinds, installed carpeting, drapes, curtains, materials and supplies for the maintenance and repair of the Premises.

EXHIBIT B

Legal Description of Premises

EXHIBIT F

Union Pacific Leases

1.	Agreement dated August 19, 1983, between Union Pacific Railroad Company (“Union Pacific”), as Licensor, and Richman Gordman Stores, Inc., as Licensee, as extended indefinitely by Extension Letter dated May 7, 2003, executed by Union Pacific and Gordmans, Inc., whereby Licensee was granted the right to maintain and operate a storm sewer pipeline crossing and open ditch encroachment on Union Pacific property.

2.	Lease of Property dated June 29, 2000, between Union Pacific Railroad Company, as Lessor, and Gordmans, Inc., as Lessee, whereby Lessor leased to Lessee real property for Lessee to use for a warehouse and parking and purposes incidental thereto.

3.	Lease of Property dated July 13, 2004, between Union Pacific Railroad Company, as Lessor, and Gordmans, Inc., as Lessee, whereby Lessor leased to Lessee real property for Lessee to use for a building expansion and purposes incidental thereto.

Douglas

Exhibit—Union Pacific Leases

Douglas Lease Agreement_3